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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KAR AUCTION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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	(4)	Date Filed:

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

April 29, 2014

Dear Stockholder:

        We cordially invite you to attend KAR Auction Services' annual meeting of stockholders. The meeting will be held on June 10, 2014, at 9:00 a.m., Eastern Daylight Time, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, in Carmel, Indiana 46032.

        As a KAR Auction Services stockholder, your vote is important. At the meeting, stockholders will vote on a number of important matters. Even if you are planning to attend the annual meeting in person, you are strongly encouraged to vote your shares through one of the methods described in the enclosed proxy statement. Please take the time to carefully read each of the proposals described in the attached proxy statement. The Board of Directors would appreciate your support on our recommendations for the following proposals:

  •
  Election of the ten nominated directors;

  •
  Advisory vote approving the compensation of our named executive officers;

  •
  Approval of the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan; and

  •
  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014.

        This year we are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The proxy statement contains instructions on how you can request a paper copy of the proxy statement and annual report.

        Thank you for your continued support of KAR Auction Services.

Sincerely,

James P. Hallett Chief Executive Officer

        This proxy statement is dated April 29, 2014 and is first being distributed to stockholders on or about April 29, 2014.

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Eastern Daylight Time, on June 10, 2014

Place	Renaissance Indianapolis North Hotel 11925 North Meridian Street Carmel, Indiana 46032

Items of Business	Proposal No. 1: To elect ten directors to the Board of Directors.
Proposal No. 2: To provide an advisory vote to approve the compensation of our named executive officers.
Proposal No. 3: To approve the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan.
Proposal No. 4: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on April 16, 2014.

Voting by Proxy	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

April 29, 2014 Carmel, Indiana	Rebecca C. Polak Executive Vice President, General Counsel and Secretary

Notice of Internet Availability of Proxy Materials for the Annual Meeting

        The proxy statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2013, each of which is being provided to stockholders prior to or concurrently with this notice, are also available to you electronically via the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Stockholders on the Internet, visit the "Investor Relations" section of our website, under the "Proxy Statement" link at www.karauctionservices.com.

i

ii

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company's 2013 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

2014 ANNUAL MEETING OF STOCKHOLDERS

• Date and Time: 9:00 a.m., Eastern Daylight Time, on June 10, 2014
• Location: Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032
• Record Date: April 16, 2014

•

Voting:    Stockholders of record as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on at the 2014 annual meeting of stockholders.

• Stock Symbol on the NYSE: "KAR"
• Registrar and Transfer Agent: American Stock Transfer & Trust Company, LLC

ITEMS TO BE VOTED ON AT 2014 ANNUAL MEETING OF STOCKHOLDERS

Proposal	Board of Directors' Recommendation
• Election of ten directors (Proposal No. 1)	FOR

Name	Director Since	Independent
Ryan M. Birtwell	2013	Yes
Brian T. Clingen (Chairman of Board)	2007	No
Donna R. Ecton	2013	Yes
Peter R. Formanek	2009	Yes
James P. Hallett (Chief Executive Officer)	2007	No
Mark E. Hill	—	Yes
Lynn Jolliffe	—	Yes
Michael T. Kestner	2013	Yes
John P. Larson	—	Yes
Stephen E. Smith	2013	Yes

• Advisory vote approving the compensation of our named executive officers (Proposal No. 2)	FOR
• Approval of the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (Proposal No. 3)	FOR
• Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal No. 4)	FOR

KAR AUCTION SERVICES HIGHLIGHTS

Business Highlights

        Despite the impact of Superstorm Sandy on our salvage auction business, KAR delivered solid growth in volume of total vehicles sold, revenues and Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the GAAP measure, net income (loss), in our Annual Report on Form 10-K for the year ended December 31, 2013 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

        Specific highlights for fiscal 2013 included:

  •
  Total vehicles sold for our ADESA, Inc. ("ADESA") and Insurance Auto Auctions, Inc. ("IAA") business segments rose approximately 12% to 3.7 million units.

  •
  Net revenue was up 11% to more than $2.1 billion.

  •
  Adjusted EBITDA rose 8% to $538.2 million.

  •
  We reduced our leverage, as measured by Net Debt / Adjusted EBITDA, to 3.07X.

  •
  We increased our annual dividend from $0.76 to $1.00 per share.

  •
  Shares of KAR stock rose 46% to $29.55.

Corporate Governance

        We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on our website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance":

  •
  Annual Elections:    Our directors are elected annually for one year terms.

  •
  Director Independence:    Eight of our ten director nominees are independent, and our Board of Directors' committees are comprised entirely of independent directors.

  •
  Board Leadership:    We separate the roles of Chairman of the Board and Chief Executive Officer. Our Chairman of the Board is a non-executive chairman.

  •
  Executive Sessions:    Our independent directors meet in executive session at regularly scheduled Board of Directors' meetings.

  •
  Board of Directors Risk Oversight:    Our Board of Directors provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to a committee of the Board of Directors (in which case the Board of Directors may maintain oversight over such risks through the receipt of reports from the committees). The Audit Committee maintains initial oversight over risks related to the integrity of our financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of our internal audit function); the performance of the independent auditor; and oversees our responses to ethics issues arising from our whistleblower hotline. The Compensation Committee maintains oversight over risks related to our compensation practices. The Nominating and Corporate Governance Committee monitors potential risks relating to the effectiveness of the Board of Directors, notably director succession, composition of the Board of Directors and the principal policies that guide our governance.

  •
  Cessation of Controlled Company Status:    At the time of our initial public offering, we qualified as a "controlled company" within the meaning of the NYSE corporate governance standards, as KAR Holdings II, LLC ("KAR LLC") controlled a majority of the voting power of our outstanding common stock. As of June 6, 2013, KAR LLC ceased to hold a majority of our outstanding common stock and, as of the date of this proxy statement, does not hold any shares of our common stock. Accordingly, we are no longer a controlled company, and we continue to evaluate our corporate governance structure in light of such transition. We currently have a majority of independent directors under the NYSE standards and each of our committees is comprised entirely of independent directors. See "Board of Directors Structure and Corporate Governance."

Executive Compensation

        During the past five years, including following the sale by our former equity sponsors of all of their holdings of our common stock in 2013, we have maintained a compensation program structured to achieve close connection between executive pay and company performance.

  •
  Pay for Performance Alignment:    During the past 5 fiscal years, including 2013, we have demonstrated close alignment between our total stockholder return (TSR) performance and the compensation of our Chief Executive Officer, as shown in the chart below.

5-Year Pay Alignment Chart

  •
  Independent Compensation Committee:    All of the members of our compensation committee are independent under NYSE rules.

  •
  Independent Compensation Consultant:    In 2013, our compensation committee engaged ClearBridge Compensation Group as its independent compensation consultant.

  •
  Performance-Based Compensation Awards:    The equity awards granted to our named executive officers in late 2013 and in 2014 are heavily performance-based, consisting of restricted stock units that vest based on achievement of relative TSR and adjusted earnings per share goals and stock options.

  •
  Incentive Compensation Recoupment Policy:    In 2014, we adopted a policy providing for the recovery of incentive compensation in the event we are required to prepare an accounting restatement due to any executive officer's intentional misconduct.

  •
  Anti-Hedging and Pledging of Company Stock Policy:    In addition to our existing anti-pledging of Company stock policy, we adopted a formal anti-hedging of Company stock policy in 2014, which is applicable to our officers and directors.

        For more information regarding our named executive officer compensation, see "Compensation Discussion and Analysis" and the tables that follow.

KAR AUCTION SERVICES, INC.
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of KAR Auction Services, Inc. (the "Company" or "KAR Auction Services"), of proxies to be voted at the Company's 2014 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the annual meeting to be held on June 10, 2014 beginning at 9:00 a.m., Eastern Daylight Time, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032. Our proxy materials are first being distributed to stockholders on or about April 29, 2014.

Q:
What proposals will be voted on at the annual meeting?

A:
There are four proposals scheduled to be voted on at the annual meeting:

  •
  To elect ten directors to the Board of Directors;

  •
  To provide an advisory vote to approve the compensation of our named executive officers;

  •
  To approve the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (the "Omnibus Plan"); and

  •
  To ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2014.

Q:
What is the Board of Directors' voting recommendation?

A:
The Company's Board of Directors recommends that you vote your shares:

  •
  "FOR" each of the nominees to the Board of Directors;

  •
  "FOR" the approval, on an advisory basis, of the compensation of our named executive officers;

  •
  "FOR" the approval of the amendment and restatement of the Omnibus Plan; and

  •
  "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2014.

Q:
Who is entitled to vote?

A:
All shares owned by you as of the record date, which is the close of business on April 16, 2014, may be voted by you. You may cast one vote per share of common stock that you held on the record date.

  These shares include shares that are:

    •
    held directly in your name as the stockholder of record; and

    •
    held for you as the beneficial owner through a stockbroker, bank or other nominee, including shares purchased under the KAR Auction Services, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

  On the record date, KAR Auction Services had approximately 139,772,786 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by KAR Auction Services. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. You may vote on the Internet, by telephone or by mail, as described below under the heading "How can I vote my shares without attending the annual meeting?"

  Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the annual meeting. To vote these shares in person at the annual meeting, you must obtain a signed proxy from the record holder giving you the right to vote the shares. You may also vote by Internet, by telephone or by mail, as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How can I vote my shares in person at the annual meeting?

A:
Stockholder of Record.    Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. See "How can I vote my shares without attending the annual meeting?"

  Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain an account statement or letter from your bank, broker or other nominee indicating that you are the beneficial owner of the shares and a legal proxy from the record holder giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of shares on April 16, 2014, the record date.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by voting in one of the following manners:

  •
  Internet.    Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;

  •
  Telephone.    Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or

    •
    Mail.    Complete, date and sign your proxy card or voting instruction card and mail it using the enclosed, pre-paid envelope.

  If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 9, 2014.

Q:
If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?

A:
Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting instruction card covering all shares held in their individual account from Computershare, the plan record keeper. The voting instruction cards have an earlier return date than proxy cards. The record keeper for the Employee Stock Purchase Plan will vote your shares (i) in accordance with the specific instructions on your returned voting instruction card; or (ii) in its discretion, if you return a signed voting instruction card with no specific voting instructions.

Q:
What is the quorum requirement for the annual meeting?

A:
A quorum is necessary to hold the annual meeting. A quorum at the annual meeting exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote at the annual meeting are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

  Beneficial Owners.    If you are a beneficial owner of shares held in street name and do not provide the organization (e.g., broker or bank) that holds your shares in "street name" with specific voting instructions, the organization that holds your shares may generally vote on routine matters (Proposal No. 4 (ratification of auditor)) but cannot vote on non-routine matters (Proposal No. 1 (director elections), Proposal No. 2 (advisory vote on the compensation of our named executive officers) and Proposal No. 3 (approval of the amendment and restatement of the Omnibus Plan)). If the organization that holds your shares does not receive instructions from you on how to vote your shares on Proposals No. 1, 2 and 3, such organization will inform the inspector of election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered shares entitled to vote, they will have no effect on the outcome of any proposal other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:
Which proposals are considered "routine" or "non-routine?"

A:
The ratification of the appointment of KPMG as our independent registered public accounting firm for 2014 (Proposal No. 4) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

  The election of directors (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the approval of the amendment and restatement of the Omnibus Plan (Proposal No. 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2 and 3.

Q:
What is the voting requirement to approve each of the proposals?

A:
Ten director nominees have been nominated for election at the annual meeting. Directors will be elected by a plurality of the votes cast in the election of directors at the annual meeting, either in person or represented by a properly authorized proxy. This means that the ten nominees who receive the largest number of "FOR" votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. "WITHHOLD" votes and broker non-votes will not have any effect on the election of directors, except in the case of "WITHHOLD" votes to the extent they revoke earlier dated proxies.

  The advisory approval of the compensation of our named executive officers, the approval of the amendment and restatement of the Omnibus Plan and the ratification of the appointment of our independent registered public accounting firm require the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposals. In accordance with Delaware law, only votes cast "FOR" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the advisory approval of our executive compensation, the approval of the amendment and restatement of the Omnibus Plan and/or the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, with respect to Proposals Nos. 2, 3 and 4, abstentions will have the same effect as negative votes or votes "AGAINST" that matter. Broker non-votes will have no effect on Proposals Nos. 2 and 3.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Who will count the vote?

A:
The votes will be counted by the inspector of election appointed for the annual meeting.

Q:
Can I revoke my proxy or change my vote?

A:
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:

  •
  providing written notice of revocation to the Secretary of the Company at 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032;

  •
  delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

  •
  attending the annual meeting and voting in person.

  Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote in person at the annual meeting to revoke your proxy. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
The Board of Directors of the Company is soliciting your proxy to vote your shares of common stock at the annual meeting. We have engaged MacKenzie Partners, Inc., to assist in the solicitation of proxies for the annual meeting for a fee of approximately $15,000 plus reimbursement of reasonable out-of-pocket expenses. KAR Auction Services will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the distribution of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. The Company also may reimburse brokerage firms and other persons representing beneficial owners of shares of KAR Auction Services' common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The Company has adopted a procedure called "householding" which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, the Company is delivering a single copy of this proxy statement and the Company's Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company's costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this proxy statement and the Company's Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

  In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Q:
What is notice and access and why did KAR Auction Services elect to use it?

A:
This year, for the first time, we are making the proxy materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC. Most of our stockholders will receive a Notice of Electronic Availability ("Notice") in lieu of receiving a full set proxy materials in the mail. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our impact on the environment. Stockholders who receive a Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

Q:
How can I obtain a copy of KAR Auction Services' Annual Report on Form 10-K?

A:
Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, are available to stockholders free of charge on KAR Auction Services' website at www.karauctionservices.com or by writing to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

Q:
Where can I find the voting results of the annual meeting?

A:
KAR Auction Services will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

ELECTION OF DIRECTORS

PROPOSAL NO. 1

Directors Elected Annually

        Our Board of Directors has nominated the ten individuals named below to stand for election to the Board of Directors at the annual meeting. Messrs. Ament, Finlayson, Goldberg, Moore, O'Brien and Ward, who currently serve on our Board of Directors, are not standing for re-election at the annual meeting. KAR Auction Services' directors are elected each year by the stockholders at the annual meeting. We do not have a staggered or classified board. Each director's term will last until the 2015 annual meeting of stockholders and until such director's successor is duly elected and qualified, or such director's earlier death, resignation or removal. Directors are elected by a plurality of the votes cast at the annual meeting.

Director Independence

        The Board of Directors is responsible for determining the independence of our directors. Under the NYSE listing standards, a director qualifies as independent if the Board of Directors affirmatively determines that the director has no material relationship with us. While the focus of the inquiry is independence from management, the Board is required to broadly consider all relevant facts and circumstances in making an independence determination. Based upon its evaluation, our Board has affirmatively determined that the following directors and director nominees meet the standards of "independence" established by the NYSE: David J. Ament, Ryan M. Birtwell, Donna R. Ecton, Robert M. Finlayson, Peter R. Formanek, Michael B. Goldberg, Mark E. Hill, Lynn Jolliffe, Michael T. Kestner, John P. Larson, Church M. Moore, Stephen E. Smith and Jonathan P. Ward. Brian T. Clingen, our Chairman of the Board, James P. Hallett, our CEO, and Thomas C. O'Brien, CEO of IAA, are not independent directors.

Board Nominations and Director Nomination Process

        The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between the annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

        Board candidates also are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of stockholders.

        In accordance with its charter, the Board of Directors also considers candidates for election as a director of the Company recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in Section 5 of the Company's Amended and Restated By-Laws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. The Board of Directors generally evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Board of Directors.

        An employment agreement entered into on February 27, 2012, between the Company and James P. Hallett, the Company's CEO, provides that Mr. Hallett shall be entitled to serve as a member of the Board of Directors for so long as the employment agreement is in effect.

        Previously, KAR LLC had the right to directly nominate individuals to our Board of Directors for so long as KAR LLC owned at least 5% of our outstanding common stock pursuant to a director designation agreement entered into in connection with the Company's initial public offering. See "Certain Related Party Relationships—Historical Transactions with Former Equity Sponsors—Director Designation Agreement." During 2013, KAR LLC sold all if its shares of Company common stock in a series of transactions, and accordingly, KAR LLC's director nomination rights have terminated and are of no further effect.

Diversity

        The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership.

Information Regarding the Nominees for Election to the Board of Directors

        The following information is furnished with respect to each nominee for election as a director. Seven of the nominees are currently directors. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is unavailable to serve as a director, your proxies will have the authority and discretion to vote for another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the annual meeting. The ages of the nominees are as of the date of the annual meeting, June 10, 2014.

Ryan M. Birtwell	Mr. Birtwell, 31, has been a member of the Board of Directors since June 2013. Mr. Birtwell serves as the Chairman of our Nominating and Corporate Governance Committee.

Mr. Birtwell joined ValueAct Capital in 2004 and has been a Partner since 2013. Mr. Birtwell is a holder of the right to use the Chartered Financial Analyst® designation. Mr. Birtwell serves on the Board of Directors of Seitel, Inc.
Mr. Birtwell is qualified to serve on the Board of Directors because he has significant experience in investment management, capital markets, treasury and financial analysis.

Brian T. Clingen	Mr. Clingen, 54, has been the Chairman of the Board of Directors since April 2007.

Mr. Clingen served as our Chief Executive Officer from April 2007 to September 2009. Mr. Clingen has served as a Managing Partner of BP Capital Management since 1998. Established in 1998, BP Capital Management manages private equity investments principally in the service and finance sectors. Prior to founding BP Capital Management, Mr. Clingen was the Chief Financial Officer of Universal Outdoor between 1988 and 1996.

Mr. Clingen is qualified to serve on the Board of Directors because of his executive management and leadership experience with the Company, as well as his operational and investment experience, including in the automotive services industry.

Donna R. Ecton	Ms. Ecton, 67, has been a member of the Board of Directors since December 2013. Ms. Ecton serves on our Compensation Committee.

Ms. Ecton is the Chairman and Chief Executive Officer of EEI, Inc., a management consulting firm she founded in July 1998. Prior to this, Ms. Ecton served as Chief Operating Officer and a director of PETsMART, Inc. Ms. Ecton has also served as Chief Executive Officer of several companies, including Business Mail Express, Inc., Van Houten North America Inc. and Andes Candies Inc., prior to which she held various senior management positions at Nutri/System, Inc., Campbell Soup Company and Nordemann Grimm, Inc. Ms. Ecton currently serves as a member of the board of directors of CVR GP, LLC, the general partner of CVR Partners, LP, and Body Central Corp.
Ms. Ecton is qualified to serve on the Board of Directors because of her executive management and leadership skills, as well as her public company board experience.

Peter R. Formanek	Mr. Formanek, 70, has been a member of the Board of Directors since December 2009. Mr. Formanek serves on our Audit Committee and our Compensation Committee.

Mr. Formanek has been a private investor since 1994 and has served on several public company boards. Prior to 1994, Mr. Formanek was a co-founder of AutoZone, Inc., a retailer of auto parts, and served as its President and Chief Operating Officer and a director from 1987 to 1994. From 1969 to 1987, Mr. Formanek served in various roles for Malone & Hyde, a food wholesaler and specialty retailer. Mr. Formanek previously served as a director of Burger King Holdings, Inc. from September 2003 to October 2010.

Mr. Formanek is qualified to serve on the Board of Directors because he brings an entrepreneurial and operational perspective to the Board of Directors, having co-founded one of North America's largest retailers and distributors of automotive replacement part and accessories. AutoZone, Inc. grew on the basis of excellent customer service, which is also fundamental to the Company's brand and strategy. In addition, Mr. Formanek's service on other public company boards provides great value to our Board of Directors.

James P. Hallett	Mr. Hallett, 61, has been a member of the Board of Directors since April 2007 and has been our Chief Executive Officer since September 2009.

Mr. Hallett served as President and Chief Executive Officer of ADESA from April 2007 to September 2009. Mr. Hallett served as: Executive Vice President of ADESA, Inc. from May 2004 to May 2005; President of ADESA Corporation, LLC from March 2004 to May 2005; President of ADESA Corporation between August 1996 and October 2001 and again between January 2003 and March 2004; Chief Executive Officer of ADESA Corporation from August 1996 to July 2003; ADESA Corporation's Chairman from October 2001 to July 2003; Chairman, President and Chief Executive Officer of ALLETE Automotive Services, Inc. from January 2001 to January 2003 and Executive Vice President from August 1996 to May 2004. Mr. Hallett left ADESA in May 2005 and thereafter served as President of the Columbus Fair Auto Auction until April 2007.
Mr. Hallett is qualified to serve on the Board of Directors due to his significant business leadership experience and extensive knowledge of the automotive auction industry.

Mark E. Hill	Mr. Hill, 58, is a nominee for director.

Mr. Hill is the Managing Partner of Collina Ventures, LLC, a private investment company that invests in software and technology companies. From 1985 to 2006, Mr. Hill served as Co-Founder, President and Chief Executive Officer of Baker Hill Corporation which served the banking industry with software and services that delivered business process needs. In 2005, Baker Hill was acquired by Experian, a global information solutions company. Mr. Hill has served on the board of directors of Interactive Intelligence since 2005 and is currently the board's lead independent director.
Mr. Hill is qualified to serve on the Board of Directors due to his experience in the technology industry and leadership skills as a former CEO.

Lynn Jolliffe	Ms. Jolliffe, 62, is a nominee for director.

Ms. Jolliffe is the Executive Vice President, Global Human Resources of Ingram Micro Inc., a technology distribution company, a position she has held since June 2007. Prior to that, Ms. Jolliffe served as Ingram Micro's Vice President, Human Resources for the North America region from October 2006 to May 2007 and as Regional Vice President, Human Resources and Services for Ingram Micro European Coordination Center from August 1999 to October 2006. Prior to joining Ingram Micro, Ms. Jolliffe served as Vice President and Chief Financial Officer with responsibility for human resources at two Canadian retailers, including Holt Renfrew.
Ms. Jolliffe is qualified to serve on the Board of Directors due to her executive management and leadership experience and particular expertise in executive compensation issues.

Michael T. Kestner	Mr. Kestner, 59, has been a member of our Board of Directors since December 2013. Mr. Kestner serves on our Audit Committee.

Mr. Kestner has served as the Chief Financial Officer of Building Materials Holding Corporation, a building products company, since August 2013. He previously was a partner in FocusCFO, a consulting firm providing part-time CFO services, from April 2012 to August 2013 and served as the Executive Vice President, Chief Financial Officer and a director of Hilite International Inc., an automotive supplier of powertrain parts, from October 1998 to July 2011, and Chief Financial Officer of Sinter Metals, Inc., a supplier of metal power precision components, from 1995 to 1998. Prior to that, he served in various capacities at Banc One Capital Partners and Wolfensohn Ventures LP and as a senior audit manager at KPMG LLP.

Mr. Kestner is qualified to serve on the Board of Directors and the Audit Committee as a result of his extensive experience in financial analysis and financial statement preparation, as well has his management experience in the automotive industry.

John P. Larson	Mr. Larson, 51, is a nominee for director.

Mr. Larson served as the Chief Executive Officer of Escort Inc., an automotive electronics manufacturer, from January 2008 to January 2014, and prior to that as President and Chief Operating Officer from June 2007 to January 2008. Prior to joining Escort Inc., Mr. Larson served in a number of capacities at General Motors Company from 1986 to 2007, most recently serving as General Manager overseeing operations for the Buick, Pontiac and GMC Divisions from January 2005 to May 2007 and as Chief Financial Officer for U.S. Sales, Service and Marketing Operations from 2001 to 2004.
Mr. Larson is qualified to serve on the Board of Directors as a result of his extensive experience serving in executive leadership roles in the automotive industry.

Stephen E. Smith	Mr. Smith, 65, has been a member of the Board of Directors since December 2013.

Mr. Smith has been a consultant in the automotive industry since October 2012. Mr. Smith also served as the interim President of the California Council on Economic Education, a not-for-profit organization that provides training and educational materials to California teachers relating to economics and personal finance, from July 2013 to February 2014. From 1985 to October 2012, Mr. Smith served in various capacities at American Honda Finance Corporation, a provider of automobile financing to purchasers, lessees and dealers, and most recently served as the Senior Vice President—Financial Services and as a director, from June 2004 to June 2012.
Mr. Smith is qualified to serve on the Board of Directors due to his extensive operational and management experience in the automotive industry.

KAR AUCTION SERVICES' BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF THE FOREGOING TEN NOMINEES
TO THE BOARD OF DIRECTORS.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE
ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS
PROXY STATEMENT AND THE PROXY CARD UNLESS STOCKHOLDERS SPECIFY A
CONTRARY VOTE.

BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE

Role of the Board of Directors

        The Company's business and affairs are managed under the direction of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's stockholders. The Board of Directors, among other things, establishes the Company's overall corporate policies, evaluates the Company's Chief Executive Officer and the senior leadership team and oversees senior management. The Board of Directors also oversees the Company's business strategy and planning, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Board Leadership

        Currently, KAR Auction Services separates the roles of Chairman of the Board of Directors and Chief Executive Officer. Separating these roles allows our Chief Executive Officer to focus on the day-to-day management of our business and our Chairman of the Board of Directors to lead the Board of Directors and focus on providing advice and general oversight of management. Given the time and effort that is required of each of these positions, the Company currently believes it is best to separate these roles. However, neither the Company's Amended and Restated By-Laws nor the Company's Corporate Governance Guidelines requires that the Company separate these roles and the Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors, or if the roles must remain separate. The Board of Directors believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.

Board of Directors Meetings and Attendance

        The Board of Directors held 13 meetings during 2013. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and Board committees on which they served during 2013. As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. Last year's annual meeting of stockholders was attended, either in person or by telephone, by all of the directors.

Committees of the Board of Directors

        In 2013, the Board of Directors maintained three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.

        Audit Committee.    Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team and tracks management's corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies or practices, with our senior management and independent registered public accounting firm; reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The Audit Committee held six meetings during 2013. Messrs. Finlayson, Formanek, Kestner and Ward, who comprise the Audit Committee, are "financially literate" under the rules of the New York Stock Exchange (the "NYSE").

Mr. Finlayson serves as Chairman of the Audit Committee and each of Messrs. Finlayson, Formanek and Kestner have been designated as an "audit committee financial expert" as that term is defined by the SEC. In addition, the Board of Directors has determined that each of the members of the Audit Committee meets the standards of "independence" established by the NYSE and is "independent" under the independence standards for audit committee members adopted by the SEC. If all of our director nominees are elected at the annual meeting, we expect to appoint Messrs. Kestner, Larson and Smith and Ms. Jolliffe as members of the Audit Committee following the annual meeting.

        Compensation Committee.    The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee establishes, reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our equity plans. The Compensation Committee held 11 meetings during 2013. The Compensation Committee is currently comprised of Messrs. Formanek and Moore and Ms. Ecton. Mr. Moore serves as Chairman of the Compensation Committee. Mr. Clingen, Sanjeev Mehra and Gregory P. Spivy served on the Compensation Committee during a portion of 2013. All of the current and former members of the Compensation Committee are, or were during their tenure on the committee, independent under the NYSE rules (including the new enhanced independence requirements for Compensation Committee members), except for Mr. Clingen. If all of our director nominees are elected at the annual meeting, we expect to appoint Messrs. Formanek and Larson, Ms. Ecton and Ms. Jolliffe as members of the Compensation Committee following the annual meeting.

        The Compensation Committee retained ClearBridge Compensation Group ("ClearBridge") as its independent compensation consultant in 2013. During 2013, ClearBridge provided advice to the Compensation Committee with respect to the assessment of the Company's executive compensation practices, evaluation of long-term incentive compensation practices, designing new long-term equity awards, and related compensation matters. The Compensation Committee has reviewed the independence of ClearBridge in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that ClearBridge's work for the Compensation Committee does not raise any conflict of interest.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board of Directors concerning governance matters. The Nominating and Corporate Governance Committee held four meetings during 2013. The Nominating and Corporate Governance Committee is comprised of Messrs. Birtwell, Goldberg, Moore and Ward. Mr. Birtwell serves as Chairman of the Nominating and Corporate Governance Committee. Kelly J. Barlow and Mr. Mehra served on the Nominating and Corporate Governance Committee during 2013. All of the current and former members of the Nominating and Corporate Governance Committee are, or were during their tenure on the committee, independent under the NYSE rules. If all of our director nominees are elected at the annual meeting, we expect to appoint Messrs. Birtwell, Hill and Smith as members of the Nominating and Corporate Governance Committee following the annual meeting.

        Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on KAR Auction Services' website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance." The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

 Board of Directors' Oversight of Risk

        Our management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board of Directors and its committees. The Board of Directors provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to a committee of the Board of Directors. Even when the oversight of a specific area of risk has been delegated to a committee, the Board of Directors may maintain oversight over such risks through the receipt of reports from the committee chairpersons to the Board of Directors at each regularly scheduled Board of Directors meeting. The Board of Directors and committee reviews occur principally through the receipt of regular reports from management to the Board of Directors on these areas of risk, and discussions with management regarding risk assessment and risk management.

        At its regularly scheduled meetings, the Board of Directors generally receives a number of reports which include information relating to risks faced by the Company. The Company's Chief Financial Officer provides a report on the Company's results of operations, its liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company's debt covenants and credit rating, if any. The Chief Executive Officer of each primary business unit provides an operational report, which includes information relating to strategic, operational and competitive risks. Finally, the Company's General Counsel provides a privileged report which provides information regarding the status of the Company's material litigation and related matters, including environmental updates and the Company's continuing compliance with applicable laws and regulations. At each regularly scheduled Board of Directors meeting, the Board of Directors also receives reports from committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board of Directors. As noted above, in addition to these regular reports, the Board of Directors receives reports on specific areas of risk from time to time, such as regulatory, cyclical or other risks that are not covered in the regular reports given to the Board of Directors and described above.

        The Board of Directors' leadership structure, through its committees, also supports its role in risk oversight. The Audit Committee maintains initial oversight over risks related to the integrity of the Company's financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company's internal audit function); the performance of the independent auditor; and oversees the Company's responses to ethics issues arising from the Company's whistleblower hotline. The Company's Compensation Committee maintains oversight over risks related to the Company's compensation practices. The Nominating and Corporate Governance Committee monitors potential risks relating to the effectiveness of the Board of Directors, notably director succession, composition of the Board of Directors and the principal policies that guide the Company's governance.

 Corporate Governance Documents

        The Board of Directors has adopted the following corporate governance documents:

Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company's employees, officers and directors, including those officers responsible for financial reporting.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company's principal executive officer, principal financial and accounting officer and such other persons who are designated by the Board of Directors.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board of Directors and its committees.
Committee Charters	Applies to the following Board committees, as applicable: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        We expect that any amendments to the codes of ethics, or any waivers of their requirements for executive officers and directors, will be disclosed on the Company's website. The foregoing documents are available at www.karauctionservices.com under the "Investor Relations" link on the "Corporate Governance" page and in print to any stockholder who requests them. Requests should be made to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

Cessation of "Controlled Company" Status

        At the time of our initial public offering, we qualified as a "controlled company" within the meaning of the NYSE corporate governance standards, as KAR LLC controlled a majority of the voting power of our outstanding common stock. As of June 6, 2013, KAR LLC ceased to hold a majority of our outstanding common stock and, as of the date of this proxy statement, does not hold any shares of our common stock. As a controlled company, we were exempt from compliance with certain NYSE corporate governance standards, including (i) the requirement that a majority of the Board of Directors consist of independent directors; (ii) the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors; and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors.

        The NYSE listing rules provide that, to the extent a controlled company ceases to qualify as such, it is required to comply with the corporate governance requirements from which it was previously exempt as follows:

  •
  The company must satisfy the majority independent board requirement within one year of the date its status changed; and

  •
  The company must have at least one independent member on its nominating committee and at least one independent member on its compensation committee by the date its status changed, at least a majority of independent members on each committee within 90 days of the date its status changed and fully independent committees within one year of the date its status changed.

        As of the date of this proxy statement, ten of our 13 directors are independent under NYSE standards, and each of our committees is comprised entirely of independent directors. In addition, eight of our ten nominees are independent.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2013, Messrs. Clingen, Formanek, Mehra, Moore and Spivy and Ms. Ecton served as members of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee. None of the individuals serving as members of the Compensation Committee during 2013 is now or was previously an officer or employee of the Company, other than Mr. Clingen who is the Chairman of the Board of Directors and served as the Company's Chief Executive Officer from April 2007 to September 2009. See "Certain Related Party Relationships" for a description of certain relationships between the Company and members of the Compensation Committee or their affiliated companies.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires KAR Auction Services' directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2013.

DIRECTOR COMPENSATION

        We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level we require of members of our Board of Directors. As discussed below, we have revised our director compensation program for 2014 in connection with the ongoing transition of our Board of Directors upon KAR LLC losing its director nomination rights pursuant to its divestiture of its holdings of our Company stock in 2013.

Cash and Stock Retainers

        Cash.    Members of the Board of Directors who are not our employees nor employed by Kelso Investment Associates VII, L.P., GS Capital Partners VI, L.P., ValueAct Capital Master Fund, L.P. or Parthenon Investors II, L.P. and their respective affiliates (collectively, the "Former Equity Sponsors"), which, prior to their divestiture of our common stock in 2013, collectively owned through KAR LLC a majority of the common stock of KAR Auction Services, were entitled to receive an annual cash retainer of $50,000 during 2013. Such directors may elect to receive their annual cash retainer in common stock. The Chairperson of the Audit Committee received an additional cash retainer of $10,000 during 2013. One-fourth of the annual cash retainer is paid at the end of each quarter, provided that the director served as a director in such fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board of Directors meetings and committee meetings.

        The Company's non-employee director compensation program was revised effective January 1, 2014 to provide for (i) a $75,000 annual cash retainer (increased from $50,000); and (ii) additional annual cash retainer amounts of $20,000 for the chair of the Audit Committee; $15,000 for the chair of the Compensation Committee; and $10,000 for the chair of the Nominating and Corporate Governance Committee.

        Stock.    In addition to the annual cash compensation, directors who are not employed by us or the Former Equity Sponsors received an annual stock retainer of $75,000 of our common stock in the form of restricted stock during 2013. Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board of Directors, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. One-fourth of the annual restricted stock grant vests quarterly following the date of the grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

        The Company's non-employee director compensation program was revised effective January 1, 2014 to provide for a $100,000 annual restricted stock retainer (increased from $75,000), which is normally granted on the date of the annual meeting of stockholders and vests quarterly over a one-year period. On January 2, 2014, Ms. Ecton and Messrs. Clingen, Kestner and Smith each received pro-rata restricted stock grants worth approximately $50,000 and Messrs. Finlayson, Formanek and Ward received a pro-rata grant worth approximately $12,500 to reflect the increased stock retainer amount for 2014.

Directors Deferred Compensation Plan

        Our Board of Directors adopted the KAR Auction Services, Inc. Directors Deferred Compensation Plan (the "Director Deferred Compensation Plan") in December 2009. Pursuant to the terms of the Director Deferred Compensation Plan, each director who is not employed by us or the Former Equity Sponsors may elect to defer the receipt of his cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest as described in the Director Deferred Compensation Plan. Directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The plan provides that the amount of cash in a director's deferred cash account, plus a number of shares of common stock equal to the number of shares in the director's deferred share account, will be delivered to a director within 60 days following the date of the director's departure from the Board of Directors, with cash being paid in lieu of any fractional shares.

Director Compensation Paid in 2013

        The following table provides information regarding the compensation paid to our directors.

Name(1)	Fees Earned or Paid in Cash(2)		Stock Awards(3)		Total
Donna R. Ecton(4)	$2,174		—		$2,174
Robert M. Finlayson	$60,000		$75,018		$135,018
Peter R. Formanek	$50,000	(5)	$75,018		$125,018
Michael T. Kestner(6)	$2,174		—		$2,174
Stephen E. Smith(7)	$2,174		—		$2,174
Jonathan P. Ward	$50,000		$75,018	(8)	$125,018

(1)
Mr. Clingen is not included in the table. He received compensation as an executive officer of the Company in 2013 but was not a named executive officer. Mr. Clingen did not receive any additional compensation for services provided as Chairman of the Board in 2013. Effective January 1, 2014, Mr. Clingen is no longer an executive officer of the Company and will instead be compensated as our non-executive Chairman.

(2)
The amounts represent the $50,000 annual cash retainer paid to each director who is not employed by the Company or one of our Former Equity Sponsors, plus an additional $10,000 paid to Mr. Finlayson for serving as the Chairman of the Audit Committee. Amounts reported for Ms. Ecton and Messrs. Kestner and Smith are prorated to reflect amounts earned during 2013.

(3)
The amounts represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), of 3,358 shares of restricted stock awarded to each director who is not employed by the Company or one of our Former Equity Sponsors as an annual stock retainer for the period of June 2013 through June 2014. Ms. Ecton and Messrs. Kestner and Smith were not eligible to receive such awards because they were elected to the Board of Directors on December 16, 2013, however, these individuals received prorated restricted stock grants in January 2014 as described above in "Cash and Stock Retainers."

(4)
Ms. Ecton was elected to the Board of Directors effective as of December 16, 2013.

(5)
Mr. Formanek elected to receive his annual cash retainer in shares of the Company's common stock.

(6)
Mr. Kestner was elected to the Board of Directors effective as of December 16, 2013.

(7)
Mr. Smith was elected to the Board of Directors effective as of December 16, 2013.

(8)
Mr. Ward elected to receive his annual stock retainer in a deferred share account pursuant to the Director Deferred Compensation Plan.

        Directors that are employed by the Company are not (or, prior to the November 13, 2013 Exit Event (as defined below), those employed by the Former Equity Sponsors were not) entitled to receive any fees for serving as a member of our Board of Directors. Mr. Clingen serves as Chairman of the Board of Directors, which was also an executive officer position, during the last fiscal year and received a base salary and a cash bonus payment for that year solely resulting from holding such officer position. Mr. Clingen is not a named executive officer and did not receive any additional compensation for services provided as Chairman of the Board in 2013. Mr. Clingen's compensation in 2013 as an executive officer was approved by the Compensation Committee of the Board of Directors. Effective January 1, 2014, Mr. Clingen is no longer an executive officer of the Company and will no longer be eligible to receive a base salary and cash bonus and will instead be compensated as our non-executive Chairman solely through our director compensation program, as described above.

 Director Stock Ownership

        The following table sets forth information regarding the number of vested and unvested shares of our common stock held by each director who was not employed by the Company or one of our Former Equity Sponsors as of December 31, 2013:

Name	Shares of Common Stock
Robert M. Finlayson	19,595	(1)
Peter R. Formanek	27,399	(1)
Jonathan P. Ward	19,942	(1)(2)

(1)
3,358 of these shares are shares of restricted stock that were granted pursuant to the Omnibus Plan and one-fourth of the grant vests every three months from the date of grant, June 12, 2013, and such grant is subject to forfeiture until vested.

(2)
12,370 of these shares are phantom stock and dividend equivalents which are deferred in Mr. Ward's account in the Director Deferred Compensation Plan and will be settled for shares of KAR common stock on a one-for-one basis.

Director Stock Ownership and Holding Guidelines

        The Company's non-employee directors are subject to the Company's stock ownership and holding guidelines, which require each non-employee director to hold any shares of the Company's common stock granted after January 1, 2014 for at least four years, subject to certain exceptions approved by the Compensation Committee.

Communications with the Board of Directors

        Any interested parties desiring to communicate with the Chairman of the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to the Company's General Counsel at KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

        The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other matters.

Executive Sessions

        The independent directors of the Company meet in executive session at regularly scheduled Board of Directors meetings, if needed, and the members of the Audit Committee generally meet in executive session at each regularly scheduled, in person Audit Committee meeting. The Company's Corporate Governance Guidelines state that the Chairman of the Board of Directors, if an independent director, or the lead independent director shall preside at such executive sessions, or in such director's absence, another independent director designated by the Chairman of the Board of Directors or the lead independent director, as applicable, shall preside at such executive sessions. Our Chairman of the Board is not an independent director and we currently do not have a designated lead director. Until such time as the Board of Directors appoints a lead independent director, for all executive sessions of the non-employee or independent directors, the independent directors will rotate as the presiding director.

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 2

        Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. As approved by its stockholders at the 2011 Annual Meeting and consistent with the Board of Directors' recommendation, the Company submits this proposal for a non-binding vote on executive compensation every three years. The next advisory vote to approve the compensation of our named executive officers is scheduled to occur at the 2017 Annual Meeting.

        As described in more detail under the heading "Executive Compensation—Compensation Discussion and Analysis," we believe that the compensation program for our named executive officers is designed to enhance stockholder value by (i) closely aligning compensation with our performance on both a short-term and long-term basis through the use of annual cash incentive awards and equity awards such as stock options and performance-based restricted stock unit awards; (ii) linking compensation to specific, measurable results; and (iii) attracting and retaining key executive talent in the vehicle remarketing and automotive finance industry. More specifically, we believe that each of the compensation programs that we have developed and implemented satisfies one or more of the following specific objectives:

  •
  motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

  •
  support a one-company culture and encourage synergies between all business units by aligning compensation with long-term overall Company performance and stockholder value;

  •
  provide a significant percentage of total compensation through variable pay based on pre-established goals and objectives;

  •
  enhance our ability to attract and retain skilled and experienced executive officers;

  •
  align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

  •
  provide rewards commensurate with performance and with competitive market practices.

        For these reasons and the others described elsewhere in this proxy statement, the Board of Directors recommends approval of the following non-binding resolution:

          RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.

        The vote is an advisory vote only and is not binding on the Company or the Board of Directors. However, the Compensation Committee will consider, in its discretion, the result of the vote in future compensation decisions for the named executive officers.

KAR AUCTION SERVICES' BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE NON-BINDING RESOLUTION
APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR"
PROPOSAL NO. 2 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE KAR AUCTION SERVICES, INC. 2009 OMNIBUS STOCK AND INCENTIVE PLAN

PROPOSAL NO. 3

        We are asking our stockholders to approve the amendment and restatement of the Omnibus Plan, under which we are seeking the approval of additional shares. Approval of this proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.

        The following description of the Omnibus Plan is qualified in its entirety by the full text of the Omnibus Plan, which is attached as Appendix A to this proxy statement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Omnibus Plan, unless the context clearly dictates otherwise.

Purpose

        The purpose of the Omnibus Plan is to provide an additional incentive to participants whose contributions are essential to the growth and success of our business, in order to strengthen the commitment of such persons to the Company, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in our long-term growth and profitability.

Description of the Amendments

        As described below, the Omnibus Plan would be amended to, among other things:

  •
  Add 6,000,000 shares of common stock to be available for issuance under the Omnibus Plan;

  •
  Extend the expiration date of the Omnibus Plan's term from December 10, 2019 to June 10, 2024;

  •
  Eliminate liberal share counting provisions for options and share appreciation rights ("SARs");

  •
  Clarify that the option and SAR repricing prohibitions also applies to the substitution of other awards for and cash buyouts of underwater options;

  •
  Grant the Committee the power to amend or terminate the Omnibus Plan;

  •
  Provide that all awards issued under the Omnibus Plan are subject to any compensation recoupment policy adopted by the Company; and

  •
  Clarify other provisions in the Omnibus Plan.

Eligible Participants

        The employees, directors and independent contractors and consultants of the Company and its affiliates who are chosen by the Committee are eligible to receive awards under the Omnibus Plan. As of March 31, 2014, there were approximately 12,282 employees, 13 directors and 450 independent contractors and consultants of the Company and its affiliates.

Available Shares and Award Limitations

        The aggregate awards granted during any calendar year to any single individual shall not exceed (i) 600,000 shares subject to options or SARs; (ii) 300,000 shares subject to restricted shares or other share-based awards; and (iii) $5,000,000 with respect to cash-based awards. Following the approval of this amendment and restatement of the Omnibus Plan, which seeks to add 6,000,000 shares, the number of shares of our common stock, in the aggregate, which may be issued pursuant to awards under the Omnibus Plan will be increased from 6,492,683 to 12,492,683. If the amendment and restatement of the Omnibus Plan is approved by stockholders, the 2,082,560 shares which remained available for issuance after February 28, 2014 would be increased to 8,082,560 shares that would be available for future issuance. Based on historic and projected usage patterns, we expect that, if this proposal is approved by stockholders, the shares under the Omnibus Plan will be exhausted for purposes of granting awards under the Omnibus Plan within the next three to four years. As of the close of the regular trading session on April 16, 2014, the Company's stock price was $30.18 per share.

        Our three year average adjusted equity plan burn rate for 2011 through 2013 was 0.64% under the model used by Institutional Shareholder Services (ISS), which treats each full value share awarded as equivalent to 2.5 option shares. In addition, our equity plan overhang (or potential dilution) as of February 28, 2014 (prior to our additional share request) was approximately 6.8% on a fully-diluted basis and with the additional requested shares, if approved, would be approximately 10.5%. We are defining and calculating equity plan overhang to be (i) the total of all shares subject to outstanding awards PLUS shares remaining available for future issuance, including any additional share requests, DIVIDED BY (ii) our total issued and outstanding shares PLUS the total of all shares subject to outstanding awards PLUS shares remaining available for future issuance, including any share requests.

Awards

        Under the Omnibus Plan, the Committee is authorized to grant stock options, SARs, restricted shares and other share-based awards or cash-based awards, each of which may be made subject to the achievement of specified Performance Goals established by the Committee.

        Stock Options.    Nonqualified stock options, which are not intended to qualify for special tax treatment under the Code, may be granted under the Omnibus Plan. The Committee is authorized to set the terms of an option, including exercise price and the time and method of exercise, but is prohibited from repricing options without stockholder approval. The exercise price applicable to option awards must be at least equal to the fair market value of a share of the Company's common stock on the applicable grant date, generally determined based on the closing sale price on the New York Stock Exchange on the grant date.

        SARs.    A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a specified number of shares on the exercise date and the exercise price of the SAR set by the Committee as of the date of grant. The exercise price applicable to SAR awards must be at least equal to the fair market value of a share of the Company's common stock on the applicable grant date, generally determined based on the closing sale price on the New York Stock Exchange on the grant date. The Committee is authorized to set the terms of the SARs, including the time and method of exercise, but is prohibited from repricing SARs without stockholder approval.

        Restricted Shares.    Awards of restricted shares are subject to restrictions on transferability and such other restrictions, if any, as the Committee may impose on the date of grant or thereafter. Such restrictions may lapse under circumstances as the Committee may determine, such as completion of a specified period of continued employment or upon the achievement of performance criteria. Except as otherwise determined by the Committee, eligible participants, who are granted restricted shares will have all of the rights of a stockholder with respect to such restricted shares during any period of restriction.

        Other Share-Based Awards or Cash-Based Awards.    The Committee may also grant rights or other interests that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our common stock, including, but not limited to, unrestricted shares, restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Omnibus Plan.

Performance Goals

        Awards under the Omnibus Plan to the chief executive officer and the three other most highly compensated officers other than the chief financial officer (the "Covered Employees") may be made subject to the attainment of Performance Goals relating to one or more of the following business criteria within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"): (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation (including total stockholder return, on an absolute basis or relative to a peer group or other index selected by the Committee); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectively determinable objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) objectively determinable personal professional objectives, including any of the foregoing Performance Goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing.

        Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be subject to certification by the Committee. The Committee has the authority to specify reasonable definitions for any Performance Goals it uses and the definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any affiliate thereof or the financial statements of the Company or any affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles (in each case, to the extent not inconsistent with Section 162(m), if applicable).

 Change in Control

        Upon the consummation of a Change in Control, unless otherwise determined by the Administrator or as otherwise specified in an award agreement, all outstanding awards granted under the Omnibus Plan (other than Other Cash-Based Awards granted pursuant to the Company's annual incentive plan or program) will fully vest and become exercisable. With respect to Other Cash-Based Awards granted pursuant to the Company's annual incentive plan or program, such awards shall be paid upon the consummation of a Change in Control and calculated based on the actual performance of the applicable performance goals through the date of the Change in Control, as determined by the Administrator in its discretion, prorated based on the number of days of the annual performance period that have elapsed prior to and including the date of the Change in Control.

Capital Structure Changes

        If the Administrator determines that a share dividend, special dividend (including cash dividends), recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, or other similar corporate transaction affects the shares such that an adjustment is appropriate in order to prevent the dilution of the rights of participants, the Administrator may make such equitable changes as it deems appropriate.

Amendment and Termination

        The Omnibus Plan may be amended, suspended or terminated by the board of directors or the Committee. However, any amendment or modification for which stockholder approval is required will not be effective until such stockholder approval has been obtained. Except as described above in "Capital Structure Changes," the Administrator will not modify any outstanding stock option or SAR in order to specify a lower exercise price or grant price (and will not cancel a stock option or SAR and substitute for it a stock option or SAR with a lower exercise price or grant price), without the approval of the Company's stockholders. In addition, except as described above in "Capital Structure Changes," the Administrator may not cancel an outstanding stock option or SAR whose exercise price or grant price is equal to or greater than the current fair market value of a share and substitute for it another award or cash payment without the prior approval of the Company's stockholders.

Effective Date and Term

        The Omnibus Plan originally became effective on December 10, 2009 and, if the amendment and restatement thereof is approved by our stockholders, will be effective as of June 10, 2014 and will terminate as to future awards on June 10, 2024.

Incentive Compensation Recoupment Policy

        The Omnibus Plan and all awards issued thereunder will be subject to any compensation recoupment policy adopted by the Company to comply with applicable laws, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

U.S. Federal Income Tax Considerations

        The following is a brief description of the federal income tax treatment that generally apply to Omnibus Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Omnibus Plan. A participant may also be subject to state and local taxes.

        Nonqualified Stock Options.    The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

        SARs.    The grant of a SAR will not result in taxable income to the participant at the time of the grant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

        Restricted Stock.    A grant of restricted stock will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date a restricted stock award is granted and to have the applicable capital gain holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.

        Other Share-Based Awards—Restricted Stock Units and Performance Units.    A grant of restricted stock units or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of restricted stock units during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid. No election pursuant to Section 83(b) of the Code may be made with respect to restricted stock units and performance units.

        Other Share-Based Awards.    With respect to grants of other share-based awards (other than restricted stock units or performance units), upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

        Other Cash-Based Awards.    A participant will have taxable compensation equal to the amount of the cash award on the date the award is vested and paid to the participant. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes.

        Tax Withholding.    As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

        Section 162(m).    In general, Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per Covered Employee, subject to certain exceptions. The Omnibus Plan is designed to permit certain awards to be granted as performance compensation awards intended to qualify under the "performance-based compensation" exception to Section 162(m). The Committee generally will attempt to structure awards to preserve federal income tax deductions, but the Committee retains the discretion to approve awards that do not meet the "performance-based compensation" exception to Section 162(m).

        Code Section 409A.    The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Omnibus Plan. To the extent applicable, it is intended that the Omnibus Plan and any awards made under the Omnibus Plan either be exempt from, or, in the alternative, comply with the provisions of Code Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Omnibus Plan and any awards made thereunder in a manner consistent with the requirements of Code Section 409A.

New Plan Benefits

        The Committee has established the 2014 Annual Incentive Program for the Company's executive officers as a cash-based award under the Omnibus Plan. No decisions have been made regarding the amount and type of other awards that are to be made under the Omnibus Plan to participants in the future. The following table sets forth certain information relating to the amount of the 2014 target bonus that would be payable under the cash-based award to the Company's named executive officers and executive officers and employees. No amounts have been included relating to other awards as the amounts of any such awards are not determinable at this time.

Name and Position	Target Dollar Value
James Hallett	$900,000
CEO
Eric Loughmiller	$331,901
CFO
Rebecca Polak	$273,105
EVP, General Counsel and Secretary
Thomas O'Brien	$522,037
CEO of IAA
Thomas Caruso	$318,750
Chief Client Officer
Executive Officers as a Group	$4,746,861
Non-Executive Directors as a Group	N/A
Non-Executive Officers as a Group	$33,670,334

KAR AUCTION SERVICES' BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE AMENDMENT AND RESTATEMENT OF
THE KAR AUCTION SERVICES, INC. 2009 OMNIBUS STOCK AND INCENTIVE PLAN.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR"
PROPOSAL NO. 3 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 Equity Compensation Plan Information

        The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)
Equity compensation plans approved by security holder(s)	7,741,999	$12.70	3,703,415
Equity compensation plans not approved by security holders	—	—	—

Total	7,741,999	$12.70	3,703,415

(1)
Includes (a) service options, exit options and PRSUs issued under the Omnibus Plan; (b) service and exit options issued under the KAR Auction Services, Inc. Stock Incentive Plan; and (c) service and exit options carried over from the Axle Holdings, Inc. Stock Incentive Plan at the time of the merger on April 20, 2007. In December 2013, we granted a target amount of 223,120 PRSUs which vest in three years if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels. As such, the target amount of 223,120 PRSUs has been included the table above.

(2)
Awards issued post-merger by the Company have exercise prices ranging from $10.00 to $27.59. Axle Holdings, Inc. options that were carried over at the merger date have exercise prices ranging from $6.41 to $8.52. The weighted-average price in the table above only reflects the weighted-average exercise price of outstanding options. The weighted-average exercise price does not include the PRSUs.

(3)
The number of securities available for future issuance includes (a) 2,935,862 shares of common stock that may be issued under the Omnibus Plan; and (b) 767,553 shares of common stock that may be issued under the KAR Auction Services, Inc. Employee Stock Purchase Plan.

Updated Equity Compensation Plan Information as of February 28, 2014

        As of February 28, 2014, there were 2,082,560 shares remaining available for future issuance under the Omnibus Plan and 8,061,653 shares subject to outstanding awards. Of the 8,061,653 shares subject to outstanding awards, 323,466 were full value awards and 7,738,187 were related to options, with a weighted average exercise price of $14.39 and a weighted average remaining term of 5.6 years.

RATIFICATION OF INDEPENDENT AUDITORS

PROPOSAL NO. 4

Proposal

        The Audit Committee has appointed KPMG to serve as KAR Auction Services' independent registered public accounting firm for its fiscal year ending December 31, 2014. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee's appointment of KPMG, which has served as KAR Auction Services' independent registered public accounting firm since 2006. Although KAR Auction Services is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.

        Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

KAR AUCTION SERVICES' BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR"
PROPOSAL NO. 4 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and other regulators. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company's internal control over financial reporting and expressing an opinion thereon. In this context, the Audit Committee has met and held discussions with management and KPMG, the Company's independent registered public accounting firm, regarding the fair and complete presentation of the Company's financial statements and the assessment of the Company's internal control over financial reporting.

        The Audit Committee has discussed with KPMG matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T, and has reviewed and discussed KPMG's independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and the Audit Committee has discussed KPMG's independence from the Company. The Audit Committee also has considered whether KPMG's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that KPMG is independent from the Company and its management.

        The Audit Committee meets with the Chief Financial Officer, the Vice President of Internal Audit and representatives of KPMG, in regular and executive sessions, to discuss the audited financial statements, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

        In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

The Audit Committee
Robert M. Finlayson (Chairman)
Peter R. Formanek
Michael T. Kestner
Jonathan P. Ward

Fees Paid to KPMG

        The following table sets forth the aggregate fees charged to KAR Auction Services by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2013 and 2012 and for other services rendered during 2013 and 2012 to KAR Auction Services and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2013	2012
Audit Fees(1)	$2,160,000	$2,089,500
Audit-Related Fees(2)	237,000	100,500
Tax Fees(3)	—	37,222
All Other Fees(4)	51,014	—

Total Fees	$2,448,014	$2,227,222

(1)
Audit Fees:    Consists of fees for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company's quarterly reports, the audit of our internal control over financial reporting and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

(2)
Audit-Related Fees:    Consists principally of professional services rendered with respect to our registration statements filed on Form S-3 and Form S-8 and our secondary equity offerings. Also includes professional services rendered in connection with the audit of our 401(k) benefit plan and certain procedures in connection with due diligence.

(3)
Tax Fees:    Consists of fees for various tax planning projects.

(4)
All Other Fees:    Consists principally of fees for professional services rendered with respect to a SOC 1 readiness assessment and for a license to use KPMG's accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        KAR Auction Services' independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) by the Chairman of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting. All audit, audit-related, tax services and all other fees described above were approved by the Audit Committee before such services were rendered.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded to, earned by, and paid to the named executive officers.

        Named Executive Officers.    Our named executive officers for the last completed fiscal year were (i) our principal executive officer, or PEO; (ii) our principal financial officer, or PFO; and (iii) the three most highly compensated executive officers (other than the PEO and the PFO) who were serving as executive officers at the end of the last completed fiscal year. The following persons were our named executive officers for the period covered by this compensation discussion and analysis:

  •
  James Hallett, Chief Executive Officer (PEO) of KAR Auction Services;

  •
  Eric Loughmiller, Executive Vice President and Chief Financial Officer (PFO) of KAR Auction Services;

  •
  Rebecca Polak, Executive Vice President, General Counsel and Secretary of KAR Auction Services;

  •
  Thomas O'Brien, Chief Executive Officer of IAA; and

  •
  Thomas Caruso, Chief Client Officer of KAR Auction Services and former Chief Executive Officer and President of ADESA.

Executive Summary

        Despite the impact of Superstorm Sandy on our salvage auction business, KAR delivered solid growth in volume of total vehicles sold, revenues and Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the GAAP measure, net income (loss), in our Annual Report on Form 10-K for the year ended December 31, 2013 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

        Specific highlights for fiscal 2013 included:

  •
  Total vehicles sold for our ADESA and IAA business segments rose approximately 12% to 3.7 million units.

  •
  Net revenue was up 11% to more than $2.1 billion.

  •
  Adjusted EBITDA rose 8% to $538.2 million.

  •
  We reduced our leverage, as measured by Net Debt / Adjusted EBITDA, to 3.07X.

  •
  We increased our annual dividend from $0.76 to $1.00 per share.

  •
  Shares of KAR stock rose 46% to $29.55.

        During the past five years, and as we move forward following the sale by our former equity sponsors of all of their holdings of our common stock in 2013, we have maintained a compensation program structured to achieve a close connection between executive pay and company performance.

  •
  Pay for Performance Alignment:  During the past 5 fiscal years, including in 2013, we have demonstrated close alignment between our total stockholder return (TSR) performance and the compensation of our Chief Executive Officers, as shown in the chart below.

5-Year Pay Alignment Chart

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  Independent Compensation Committee:  All of the members of our compensation committee are independent under NYSE rules.

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  Independent Compensation Consultant:  In 2013, our compensation committee engaged ClearBridge as its independent compensation consultant.

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  Performance-Based Compensation Awards: The equity awards granted to our named executive officers in late 2013 and in 2014 are heavily performance-based, consisting of restricted stock units that vest based on achievement of relative TSR and adjusted earnings per share goals and stock options.

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  Incentive Compensation Recoupment Policy:  In 2014, we adopted a policy providing for the recovery of incentive compensation in the event we are required to prepare an accounting restatement due to any executive officer's intentional misconduct.

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  Anti-Hedging and Pledging of Company Stock Policy:  In addition to our existing anti-pledging of Company stock policy, we adopted a formal anti-hedging of Company stock policy in 2014, which applies to our executive officers and directors.

Compensation Philosophy and Objectives

        We believe that the compensation of named executive officers should be (i) closely aligned with our performance on both a short-term and long-term basis; (ii) linked to specific, measurable results intended to create value for stockholders; and (iii) competitive in attracting and retaining key executive talent in the vehicle remarketing and auto finance industry. Each of the compensation programs that we have developed and implemented is intended to satisfy one or more of the following specific objectives:

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  motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

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  support a one-company culture and encourage synergies among all business units by aligning rewards with long-term overall Company performance and stockholder value;

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  provide a significant percentage of total compensation through variable pay based on pre-established goals and objectives;

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  provide competitive upside opportunity without encouraging excessive risk-taking;

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  enhance our ability to attract and retain skilled and experienced executive officers;

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  align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

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  provide rewards commensurate with performance and with competitive market practices.

The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation

        Composition of the Compensation Committee.    The Compensation Committee of our Board of Directors is comprised of Church M. Moore (Chairman), Donna R. Ecton and Peter R. Formanek. Mr. Moore was originally appointed by KAR LLC pursuant to a director designation agreement between KAR Auction Services and KAR LLC.

        Role of the Compensation Committee.    The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis. In light of the unique mix of businesses that comprise KAR Auction Services and the lack of directly comparable public companies, the Compensation Committee has not identified a specific peer group of companies for comparative purposes and does not formally engage in benchmarking of compensation. During 2013, the Compensation Committee engaged ClearBridge as its independent compensation consultant to provide advice as discussed in the following paragraph.

        Role of the Independent Compensation Consultant.    In 2013, the Compensation Committee engaged ClearBridge to provide advice to the Compensation Committee with respect to evaluating the Company's long-term incentive compensation practices and designing new long-term equity awards and related compensation matters. The Compensation Committee has reviewed the independence of ClearBridge in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that ClearBridge's work for the Compensation Committee does not raise any conflict of interest. All work performed by ClearBridge is subject to review and approval of the Compensation Committee.

        Role of the Executive Officers.    Mr. Hallett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Hallett assists the Compensation Committee by making recommendations regarding compensation actions relating to the executive officers other than himself. Mr. Hallett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

Elements Used to Achieve Compensation Philosophy and Objectives

        Components of Executive Compensation for 2013.    The Compensation Committee has established a total compensation and benefits program for our named executive officers that consist of the following:

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  base salary;

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  annual incentive opportunity;

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  long-term incentive opportunity;

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  retirement, health and welfare benefits; and

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  limited perquisites and personal benefits.

Base Salary

        General.    Base salary is the fixed component of total annual cash compensation and is intended to reward the named executive officers for their past performance and facilitate the attraction and retention of a skilled and experienced executive management team. The Compensation Committee reviews base salaries for our named executive officers annually and as it deems necessary and appropriate in connection with any promotion or other change in responsibility of a named executive officer.

        Annual salary levels for our named executive officers are based upon various factors, including the individual's performance, budget guidelines, experience, business unit responsibilities, tenure in the particular position, other competitive market salaries for the particular position and the terms of any employment agreements with the named executive officers. In addition, the Compensation Committee also considers the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers. The Compensation Committee has not, however, established a policy or a specific formula for such purpose.

        In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. The Compensation Committee considers all the factors as a whole in reaching its determination. The Compensation Committee collectively makes its determination with respect to base salaries based on the conclusions reached by its members, in light of the factors that each of them considered appropriate.

        Base Salaries for 2013.    At its February 20, 2013 meeting, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2013. After considering multiple factors, including, without limitation, the performance of the Company and the contribution of each named executive officer, the Compensation Committee approved a 2% increase in the base salaries for Messrs. Hallett, Loughmiller, O'Brien and Caruso and Ms. Polak. The amount of the increase was consistent with the overall 2% merit increase pool established for the Company. The increases resulted in the following salaries, which were retroactive to January 1, 2013: Mr. Hallett—$832,320; Mr. Loughmiller—$433,857; Ms. Polak—$357,000; Mr. O'Brien—$511,801; and Mr. Caruso—$510,000 (until starting in his new role as Chief Client Officer on December 17, 2013, as described below).

        Base Salaries for 2014.    The Compensation Committee approved an 8.13% increase in Mr. Hallett's base salary, effective as of January 1, 2014, on December 10, 2013 based on its review of competitive market salaries for CEOs. On December 17, 2013, Mr. Caruso entered into a new employment agreement with the Company to serve as its Chief Client Officer, and pursuant to this agreement his base salary was adjusted, commensurate with his new role with the Company. At its February 7, 2014 meeting, the Compensation Committee reviewed the base salaries of each of our other named executive officers for 2013. After considering multiple factors, including, without limitation, the performance of the Company and the contribution of each named executive officer, the Compensation Committee approved a 2% increase in the base salaries for Messrs. Loughmiller and O'Brien and Ms. Polak, effective retroactive to January 1, 2014. The amount of the increase was consistent with the overall 2% merit increase pool established for the Company. These base salary adjustments resulted in the following salaries for 2014: Mr. Hallett—$900,000; Mr. Loughmiller—$442,534; Ms. Polak—$364,140; Mr. O'Brien—$522,037; and Mr. Caruso—$425,000.

Annual Cash Incentive Programs

        General.    We provide annual cash incentive opportunities to our named executive officers in order to:

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  align annual incentives with overall Company financial results;

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  align annual incentives, where appropriate, with business unit or division financial results; and

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  align the interests of our executives with the interests of our stockholders.

        Annual cash incentive opportunities are established for each named executive officer by the Compensation Committee based upon a number of factors, including the job responsibilities of such executive and internal equity among the named executive officers. Consistent with our compensation philosophy and objectives, the Compensation Committee sets annual incentive bonus targets in amounts which are intended to encourage the achievement of certain levels of performance, provide competitive upside opportunity without encouraging excessive risk-taking and provide a significant portion of each named executive officer's compensation through variable pay based upon pre-established goals and objectives. Generally, named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity. The Compensation Committee has not, however, established a policy or a formula for the purpose of calculating the specific amount or relative percentage of total compensation that should be derived from annual cash incentive opportunities.

        The KAR Auction Services, Inc. Annual Incentive Program.    The KAR Auction Services, Inc. Annual Incentive Program (the "Annual Incentive Program"), which is part of the Omnibus Plan, was adopted for the purpose of motivating and rewarding the successful achievement of pre-determined financial objectives at KAR Auction Services and its subsidiaries. Under such program, the grant of cash-based awards to eligible participants is contingent upon the achievement of certain corporate performance goals as determined by the Compensation Committee.

  Use of Adjusted EBITDA

        In 2013, the Compensation Committee used "Adjusted EBITDA" (as defined below and in the Company's senior credit agreement, for KAR Auction Services, ADESA and IAA, depending upon the named executive officer) as the measure of performance when establishing annual performance objectives for the named executive officers. Using these measures, the Compensation Committee establishes, on an annual basis, specific targets that determine the size of payouts under the incentive plan. In 2013, the annual incentive opportunity for each named executive officer other than Messrs. Hallett and Loughmiller and Ms. Polak, was based upon a combination of the performance of the Company overall and the performance of the executive's business unit. Mr. Hallett's, Mr. Loughmiller's and Ms. Polak's annual incentive opportunity was based solely upon the performance of KAR Auction Services. Mr. O'Brien's annual incentive opportunity was based on the performance of IAA and KAR Auction Services. Mr. Caruso's annual incentive opportunity was based on the performance of ADESA and KAR Auction Services.

  Adjusted EBITDA Defined

        "Adjusted EBITDA" is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude, among other things: (a) gains and losses from asset sales; (b) unrealized foreign currency translation gains and losses in respect of indebtedness; (c) certain non-recurring gains and losses; (d) stock option expense; (e) certain other noncash amounts included in the determination of net income; (f) charges and revenue reductions resulting from purchase accounting; (g) unrealized gains and losses on hedge agreements; (h) minority interest; (i) expenses associated with the consolidation of salvage operations; (j) consulting expenses incurred for cost reduction, operating restructuring and business improvement efforts; (k) expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts; (l) expenses incurred in connection with permitted acquisitions; (m) any impairment charges or write-offs of intangibles; and (n) any extraordinary, unusual or nonrecurring charges, expenses or losses. Adjusted EBITDA with respect to our operating business units, ADESA and IAA, is determined in a similar manner, however, it excludes "holding company" expenses as disclosed in our Annual Report on Form 10-K.

  Performance Targets for the Annual Incentive Program

        The Compensation Committee analyzes financial measures and determines the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believed would be achievable given a sustained effort on the part of the named executive officers and which would require increasingly greater effort to achieve the target and superior objectives. The Compensation Committee may increase or decrease the performance targets and the potential payouts at each performance target if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment.

2013 PERFORMANCE TARGETS

        The chart which follows provides the Adjusted EBITDA performance targets established by the Compensation Committee for 2013 as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Actual
KAR Auction Services	$505.91	$546.93	$601.62	$534.99	(1)
ADESA	$236.37	$255.53	$281.09	$250.86
IAA	$203.30	$219.78	$241.76	$216.70	(1)

(1)
The Adjusted EBITDA figures for KAR Auction Services and IAA have been adjusted to account for the impact of Superstorm Sandy. In 2013, however, the Compensation Committee only allowed up to $10.36 million in losses to be excluded from KAR Auction Services and IAA's EBITDA for annual incentive award calculation purposes. Losses of $13.52 million were incurred by IAA in 2013 in connection with Superstorm Sandy, meaning that our named executive officers earned annual incentive awards based on KAR Auction Services and IAA Adjusted EBITDA figures that are $3.16 million less than the figures reported in our financial statements with respect to fiscal 2013.

2013 ANNUAL INCENTIVE OPPORTUNITIES

        Under the Annual Incentive Program, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold up to a maximum of 150% of target awards for superior performance or no payout if performance is below threshold. The following table shows the annual incentive opportunities for our named executive officers for 2013:

		Bonus Opportunity			Bonus Goal Weighting %
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary	KAR Auction Services	ADESA	IAA
James Hallett	$832,320	50	100	150	100
Eric Loughmiller	$433,857	37.5	75	112.5	100
Rebecca Polak	$357,000	37.5	75	112.5	100
Thomas O'Brien	$511,801	50	100	150	50		50
Thomas Caruso	$510,000	50	100	150	50	50

        Because KAR Auction Services, ADESA and IAA each achieved at least the threshold level of performance, each of our named executive officers were eligible to receive an award under the Annual Incentive Program for 2013. The respective award amounts are set forth in the Summary Compensation Table.

2014 ANNUAL INCENTIVE OPPORTUNITIES

        The following table shows the annual incentive opportunities for our named executive officers for 2014:

		Bonus Opportunity			Bonus Goal Weighting %
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary	KAR Auction Services(1)	ADESA	IAA
James Hallett	$900,000	50	100	150	100
Eric Loughmiller	$442,534	37.5	75	112.5	100
Rebecca Polak	$364,140	37.5	75	112.5	100
Thomas O'Brien(2)	—	—	—	—	—		—
Thomas Caruso	$425,000	37.5	75	112.5	100

(1)
Beginning in 2014, the KAR Auction Services performance measures with respect to annual incentive awards will be EBITDA (70%) and adjusted pretax income (30%).

(2)
Mr. O'Brien will resign from IAA as of April 30, 2014 and therefore will not be eligible to receive an annual incentive award with respect to KAR Auction Services and IAA's 2014 performance.

Long-Term Incentive Opportunities

        The Company provides long-term incentive compensation opportunities in the form of performance-based restricted stock units ("PRSUs"), performance-based stock options and service-based stock options, as described below.

        Recent Long-Term Incentive Awards.    Following the Exit Event (as defined in "KAR LLC Override Units" below) on November 13, 2013, the Compensation Committee has provided long-term incentive compensation opportunities in the form of PRSUs and service-based stock options.

  2013 Performance-Based RSU Awards

        On December 13, 2013, the Compensation Committee approved the grant of PRSUs to certain of the Company's named executive officers, as disclosed in the table below.

Name	Target PRSUs
James Hallett	134,409
Eric Loughmiller	67,205
Rebecca Polak	21,506

        The awards were designed to drive and reward long-term, sustainable stockholder value creation, achieve the Company's retention goals and to reflect the individuals' role, responsibility and contribution to the Company's success. The PRSUs vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over the three-year period beginning on the grant date. The amount of the target PRSUs earned and paid (on a 1-for-1 basis) in shares of common stock in a lump sum following the performance period will be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the maximum performance level. Linear interpolation will be used to calculate the percentage of target PRSUs earned and paid (on a 1-for-1 basis) if performance falls between the threshold and maximum levels. A summary of the relative total stockholder return levels and corresponding payouts is provided in the following table:

Total Stockholder Return Percentile Rank vs. S&P 500 During the Measurement Period	Number of PRSUs Vesting
Below Threshold:
Below 40th percentile	0% of Target
Threshold:
40th percentile	50% of Target
Target:
65th percentile	100% of Target
Maximum:
Greater than or equal to 85th percentile	200% of Target

  2014 Long-Term Incentive Awards

        On February 27, 2014, the Compensation Committee approved the grant of PRSUs and stock options under its long-term incentive program to certain of the Company's executive officers, including Messrs. Hallett and Loughmiller and Ms. Polak. The awards were designed so that each participating executive received approximately 50% of the total award value in the form of stock options and 50% in the form of PRSUs. Mr. Hallett received an option to purchase 194,404 shares of common stock of the Company and a total target amount of 43,832 PRSUs, Mr. Loughmiller received an option to purchase 97,204 shares of common stock of the Company and a total target amount of 21,916 PRSUs and Ms. Polak received an option to purchase 34,996 shares of common stock of the Company and a total target amount of 7,890 PRSUs.

        The stock options have an exercise price of $30.89 per share and will vest in equal 25% increments on the first four anniversaries of the grant date, subject to the executive's continued employment with the Company on such dates. Fifty percent of the PRSUs will vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds the same levels described above over the three-year period beginning on the grant date. The remaining 50% of the PRSUs will vest if and to the extent that the Company's Cumulative Adjusted Net Income Per Share exceeds certain levels over the three-year period beginning on January 1, 2014. The amount of the target PRSUs earned and paid (on a 1-for-1 basis) in shares of common stock in a lump sum following the performance period will be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the maximum performance level. Linear interpolation will be used to calculate the percentage of target PRSUs earned and paid (on a 1-for-1 basis) if performance falls between the threshold and maximum levels.

        Legacy Long-Term Incentive Awards.    Certain service options and performance-based exit options were granted to our named executive officers prior to our Exit Event under the KAR Auction Services, Inc. Stock Incentive Plan ("Stock Incentive Plan"), which was in effect prior to our initial public offering, and later under the Omnibus Plan, which was adopted on December 10, 2009.

        Grants under the Stock Incentive Plan and the March 1, 2010 grant under the Omnibus Plan were structured as follows: (i) one-fourth of the total amount of each option grant to our named executive officers were service options, which vest in four equal annual installments on each of the first four anniversaries of the grant date and continue to function as an employee retention tool after vesting by rewarding continued service; and (ii) the remaining three-fourths of the amount of each option grant were performance-based exit options, which reward employees' efforts toward increasing the value of the Company and also serve as a retention tool because grantees generally are required to remain employed to benefit from the increase in the value of the Company. Grants after March 1, 2010 and prior to our Exit Event were 100% service options. Together, these awards aligned the interests of our named executive officers and other employees with the interests of our stockholders, who benefited from both the retention of a skilled management team and an increase in the value of the Company.

  Performance-Based Vesting

        The performance-based exit options vest and become exercisable in four tranches contingent upon the closing price of the shares of common stock of the Company exceeding the threshold levels of $20.00, $25.00, $30.00 or $35.00 for 20 consecutive trading days. The exit options included in the first tranche (the exit options associated with the $20.00 threshold level) became fully vested in March 2013. The exit options included in the second tranche (the exit options associated with the $25.00 threshold level) became fully vested in August 2013 and the exit options included in the third tranche (the exit options associated with the $30.00 threshold level) became fully vested in March 2014, upon achieving the applicable vesting criteria.

        Plans under which Long-Term Incentive Awards are Granted.    The Company currently grants long-term incentive awards under the Omnibus Plan and formerly under the Stock Incentive Plan.

  Omnibus Plan

        Our Board of Directors adopted the Omnibus Plan on December 10, 2009, as amended. Under the Omnibus Plan, participants are eligible to receive options, restricted stock, SARs, other stock-based awards or cash-based awards as determined by the Compensation Committee.

  Stock Incentive Plan

        The Stock Incentive Plan was in effect prior to our initial public offering and was subsequently frozen as of December 10, 2009. No further awards have been issued under this plan.

Retirement, Health and Welfare Benefits

        We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. Our named executive officers are eligible to receive 401(k) matching contributions on the same terms as all Company employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life insurance, disability and accidental death and disability. We also provide travel insurance to all employees who travel for business purposes.

Perquisites

        In general, the Compensation Committee believes that the provision of a certain level of perquisites and other personal benefits to the named executive officers is reasonable and consistent with the objective of facilitating and allowing us to attract and retain highly qualified executive officers. The perquisites which are currently available to certain of our named executive officers include an automobile allowance or company car, Company-paid group term life insurance premiums, professional association membership fees and club membership fees. Please see footnote 4 to the Summary Compensation Table for more information regarding perquisites.

Employment and Severance Agreements

        The Compensation Committee recognizes that, from time to time, it is appropriate to enter into agreements with our executive officers to ensure that we continue to retain their services and to promote stability and continuity within the Company. All of our named executive officers have an employment agreement with KAR Auction Services or one of its subsidiaries. A description of these agreements can be found in the section titled "Employment Agreements with Named Executive Officers."

KAR LLC Override Units

        Each of our named executive officers other than Mr. Caruso was also a Management Member of KAR LLC. Through the issuance by KAR LLC of certain profit interests, referred to as "Override Units," such named executive officers were incentivized to manage from the perspective of owners with an equity stake in the Company. One-fourth of the Override Units were issued as Operating Units and the remaining three-fourths were issued as Value Units. The ratio of Operating Units to Value Units was determined by our Former Equity Sponsors and was intended to serve as both a retention tool to reward continued service and as a performance incentive to reward our named executive officers for the achievement of certain multiples on our Former Equity Sponsors' original investment in KAR LLC. Prior to the Exit Event on November 13, 2013, our named executive officers held the following profit interests in KAR LLC:

Name	Operating Units	Value Units
James Hallett	43,684.92	131,054.76
Eric Loughmiller	12,812.00	38,436.00
Rebecca Polak	3,494.91	10,484.73
Thomas O'Brien	13,732.07	41,196.22

        The Operating Units were 100% vested and participated in distributions from KAR LLC to its members (including our Former Equity Sponsors) in excess of such members' original investments in KAR LLC. On November 13, 2013, an Exit Event occurred when our Former Equity Sponsors divested their holdings of our common stock. As a result of the occurrence of an Exit Event, our named executive officers received the following distributions during 2013 with respect to their Operating Units: Mr. Hallett: $6,902,462; Mr. Loughmiller: $2,024,368; Ms. Polak: $552,215; and Mr. O'Brien: $2,169,744.

        The portion of the Value Units held by our named executive officers that participated in distributions from KAR LLC to its members (including our Former Equity Sponsors) was determined based on the investment multiple and internal rate of return realized by the Investor Members on their original investment in KAR LLC. Based on the Investment Multiple which was achieved at the time of the Exit Event, approximately 39.5% of our named executive officers' Value Units quantified in the table above participated in distributions from KAR LLC to its members upon the Exit Event because the Investment Multiple was at least greater than 1.5 but less than 3.5, meaning that only the Applicable Performance Percentage of the Value Units participated in distributions, subject to the next sentence, and the remaining Value Units were automatically forfeited for no consideration. The Override Committee of KAR LLC approved the vesting of additional Value Units for Messrs. Hallett and Loughmiller and Ms. Polak. Thus, our named executive officers received the following distributions during 2013 with respect to their Value Units: Mr. Hallett: $6,930,337; Mr. Loughmiller: $3,269,300; Ms. Polak: $914,441; and Mr. O'Brien: $1,628,406.

        For purposes of the foregoing, the "Investment Multiple" was equal to the quotient of the "Current Value" divided by the "Initial Price." The "Current Value" was generally equal to the sum of (i) the aggregate amount of distributions received by the Investor Members in respect of their common equity interests of KAR LLC plus (ii) in the case of a distribution made in connection with an Exit Event, the product of (y) the aggregate amount per Common Unit of distributions to be received by the Investor Members upon such Exit Event and (z) the aggregate number of Units held by the Investor Members as of the occurrence of such Exit Event. The "Initial Price" is equal to the product of (i) the Investor Members' average cost per each Common Unit held by the Investor Member and (ii) the total number of the Common Units held by the Investor Member.

        An "Exit Event" included, generally, any transaction other than an initial public offering which resulted in the sale, transfer, or other disposition by certain of the original members of KAR LLC, which were referred to as the "Investor Members," to a third party of (a) all or substantially all of the limited liability company interests of KAR LLC beneficially owned by the Investor Members, as of the date of such transaction; or (b) all of the assets of KAR LLC and its subsidiaries, taken as a whole.

        The "Investor Members" included Kelso Investment Associates VII, L.P.; KEP VI, LLC; GS Capital Partners VI Fund, L.P.; GS Capital Partners VI Parallel, L.P.; GS Capital Partners VI GmbH & Co. KG; GS Capital Partners VI Offshore Fund, L.P.; ValueAct Capital Master Fund, L.P.; PCap KAR LLC; Axle Holdings II, LLC ("Axle LLC"); and such other persons who from time to time became members of the Company and were designated as Investor Members.

        The "Applicable Performance Percentage" means, expressed as a percentage, the quotient obtained by dividing (x) the excess, if positive, of the Investment Multiple over 1.5 by (y) 2.

Axle LLC Override Units

        Mr. O'Brien held profit interests in Axle LLC referred to as Override Units (the "Axle Override Units") which were granted prior to the completion of the 2007 Transactions (as defined in "Certain Related Party Relationships").

        Similar to the Override Units in KAR LLC, Mr. O'Brien's Axle Override Units consisted of 64,485 Operating Units, which were 100% vested, and 128,971 Value Units, which vested upon the achievement of certain financial objectives for the benefit of certain of the investors in Axle LLC referred to in the Axle LLC Agreement as the "Kelso Members."

        On November 13, 2013, an Exit Event occurred when our Former Equity Sponsors indirectly divested their holdings of our common stock. As a result of the Former Equity Sponsors' divestiture of our common stock, Mr. O'Brien received distributions of $6,469,851 during 2013 to with respect to his Operating Units.

        Upon the occurrence of the November 13, 2013 Exit Event, 97.8% of Mr. O'Brien's Value Units became eligible to participate in distributions from Axle LLC because (i) the Kelso Members received an internal rate of return, compounded annually, on their investment in Axle LLC which exceeded the 12% threshold, and (ii) the Investment Multiple fell between the threshold of 2.0 and the maximum of 4.0, resulting in the Value Units vesting and participating in the distribution on a ratable basis. The remaining Axle Value Units were forfeited for no consideration. Thus, Mr. O'Brien received distributions of $7,475,512 during 2013 with respect to his Value Units.

        For purposes of the Axle Override Units, an "Exit Event" included, generally, any transaction which resulted in the sale, transfer or other disposition by the Kelso Members to a third party of (i) all or substantially all of the limited liability company interests of Axle LLC beneficially owned by the Investor Members as of the date of such transaction; or (ii) all of the assets of Axle LLC and its subsidiaries, taken as a whole. For purposes of the Axle LLC Agreement, the Investment Multiple was, generally, equal to the quotient of the fair market value of all distributions received by Kelso Investment Associates VII, L.P. and KEP VI, LLC (collectively, "Kelso") divided by Kelso's aggregate capital contributions to Axle LLC.

Tax and Accounting Considerations

        Employment Agreements.    Section 280G of the Internal Revenue Code ("Section 280G") and related provisions impose substantial excise taxes under Section 4999 of the Code on so-called "excess parachute payments" payable to certain named executive officers upon a change in control and results in the loss of the compensation deduction for such payments by the Company. Mr. Hallett's and Mr. O'Brien's employment agreements each provide for a potential "gross-up payment" in the event that such excise taxes result from any excess parachute payments.

        Mr. Hallett's employment agreement provides that in the event that any payment or benefit under such agreement, in connection with Mr. Hallett's employment or termination of employment is or becomes subject to an excise tax under Code Section 4999, then KAR Auction Services will make a cash payment to Mr. Hallett, which, after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not been applied. However, in the event that a reduction of the total payments to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments.

        Mr. O'Brien's employment agreement provides that, in connection with a change in control of IAA, a lump sum gross-up payment will be made to Mr. O'Brien in such amount as is necessary to ensure that the net amount retained by Mr. O'Brien, after reduction for any excise taxes on the payments under his employment agreement, will be equal to the amount that he would have received if no portion of the payments had been an excess parachute payment.

        None of the new employment agreements entered into with Messrs. Loughmiller and Caruso and Ms. Polak contain excise tax gross-up provisions.

        Stock Incentive Plan.    In the event that any payment received under this plan upon the occurrence of an Exit Event would constitute an excess parachute payment, the payment will be reduced to the extent necessary to eliminate any such excess parachute payment.

        Omnibus Plan.    Certain awards under the Omnibus Plan are designed to comply with the performance-based compensation exception to the $1,000,000 per person annual deductibility limit under Section 162(m) applicable to Covered Employees. Though tax deductibility is one of many factors considered by the Compensation Committee when determining executive compensation, the

Compensation Committee retains the discretion to award compensation that exceeds or does not qualify for the Section 162(m) deductibility limit.

        Accounting for Stock-Based Compensation.    We account for stock-based compensation in accordance with the requirements of ASC 718.

        Financial Restatements.    In 2014, the Company adopted a policy providing for the recovery of incentive compensation in the event the Company is required to prepare an accounting restatement due to any current or former executive officer's intentional misconduct. In such an event, the executive officer would be required to repay to the Company the excess amount of incentive compensation received under the inaccurate financial statement. The Company intends to revise this policy as needed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.

Insider Trading Policy

        Our insider trading policy expressly prohibits:

  •
  ownership of margin securities;

  •
  trading in options, warrants, puts and calls or similar instruments on the Company's securities; or

  •
  selling the Company's securities "short."

        We also prohibit officers and directors from pledging the Company's securities as collateral for loans. In addition, we prohibit our officers, directors and employees from purchasing or selling the Company's securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

Anti-Hedging Policy

        In addition to the Company's existing anti-pledging of Company stock policy, the Company adopted a formal anti-hedging of Company stock policy in 2014. This policy prohibits our officers and directors from engaging in certain forms of hedging or monetization transactions with respect to the Company's stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Results of Say on Pay Votes at 2011 Annual Meeting

        At the Company's 2011 annual meeting of stockholders, the Company last held a non-binding stockholder vote on executive compensation (commonly referred to as "Say on Pay"). At the meeting, approximately 97% of the votes on the matter were cast to approve the Company's executive compensation programs, less than 1% of the votes were cast against, and approximately 2% abstained from voting or constituted a broker non-vote.

        The Compensation Committee has considered the results of the vote and feedback received from stockholders as part of its review of the Company's overall compensation program, including the appropriateness of the compensation philosophy and objectives, the role of the Compensation Committee and executive officers in setting compensation, the elements used to achieve the compensation philosophy and objectives, and the levels of compensation provided to the named executive officers. Following its review, the Compensation Committee decided to retain the Company's general approach to executive compensation, in part due to the significant majority of stockholders that voted to approve the Company's executive compensation programs at the 2011 annual meeting of stockholders.

        The Company also held a non-binding stockholder vote at the meeting on whether to hold a Say on Pay vote every one, two or three years. Approximately 12% of the votes on the matter were cast in favor of holding a vote every year, less than one-tenth of 1% were cast in favor of holding a vote every two years, approximately 86% were cast in favor of holding a vote every three years and approximately 2% abstained or constituted a broker non-vote. In line with the results of the vote, the Company will present a Say on Pay vote every three years, the most recent of which is included in this proxy statement as Proposal No. 2.

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis for executive compensation for 2013 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Church M. Moore (Chairman)
Donna R. Ecton
Peter R. Formanek

 Analysis of Risk in the Company's Compensation Structure

        As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of the Company's employees incentivize unnecessary and excessive risk-taking, the Compensation Committee evaluated the risk profile of all of the Company's compensation policies and practices for 2013, and concluded that they do not motivate imprudent risk-taking. In its evaluation, the Compensation Committee reviewed the Company's employee compensation structures and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including:

  •
  a balanced mix between cash and equity, and annual and longer-term incentives;

  •
  caps on incentive awards at reasonable levels;

  •
  linear payouts between target levels with respect to annual incentive awards;

  •
  Compensation Committee approval of (and discretion in) executive pay matters; and

  •
  long-term vesting periods.

        The Committee also reviewed the Company's compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Compensation Committee concluded that the Company's compensation programs do not include such elements or have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. In light of these analyses, the Committee concluded that it has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE FOR 2013

        The table below contains information concerning the compensation of our (i) PEO; (ii) PFO; and (iii) the three most highly compensated executive officers (other than the PEO and PFO) who were serving as executive officers as of December 31, 2013.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
James Hallett,	2013	$832,320	$4,407,271	—	$711,164	$43,399	$5,994,154
CEO (PEO)	2012	$816,000	—	—	$559,025	$38,870	$1,413,895
	2011	$816,000	—	—	$625,508	$33,770	$1,475,278
Eric Loughmiller,	2013	$433,857	$2,203,652	—	$278,027	$12,270	$2,927,806
EVP and CFO (PFO)	2012	$425,350	—	—	$218,549	$12,565	$656,464
	2011	$425,350	—	—	$244,541	$6,970	$676,861
Rebecca Polak,	2013	$357,000	$705,182	—	$228,775	$25,634	$1,316,591
EVP, General Counsel and	2012	$347,195		—	$179,833	$25,412	$552,440
Secretary	2011	$321,484		—	$184,826	$20,250	$526,560
Thomas O'Brien,	2013	$511,801	—	—	$450,650	$43,940	$1,006,391
CEO of IAA	2012	$501,766	—	—	$312,080	$41,730	$855,576
	2011	$501,766	—	—	$619,870	$36,590	$1,158,226
Thomas Caruso,	2013	$510,000	—	—	$441,799	$36,160	$987,959
Chief Client Officer	2012	$500,000	—	—	$438,467	$16,604	$955,071
	2011	$500,000	—	$462,000	$95,818	$10,665	$1,068,483

(1)
The amounts reported in this column represent the grant date fair value of performance-based RSUs granted on December 13, 2013, computed in accordance with ASC 718. See Note 4 to our financial statements for 2013 regarding the assumptions made in determining the grant date fair value. The maximum award that can be earned at the end of the performance period if maximum performance is achieved, based on the grant date value of our common stock, is as follows: Mr. Hallett—$8,814,542; Mr. Loughmiller—$4,407,304; and Ms. Polak—$1,410,363.

(2)
The amounts reported in this column represent the grant date fair value computed in accordance with ASC 718. See Note 4 to our financial statements for 2013 regarding the assumptions made in determining the grant date fair value.

(3)
The amount reported is equal to the amount paid to the named executive officer under the Annual Incentive Program which is governed by the Omnibus Plan.

(4)
The amounts reported for 2013 consist of an automobile allowance or a company car, 401(k) matching contributions, Company-paid group term life insurance premiums, professional association and club membership fees, a gift under a Company reward program and an executive physical.

•
Automobile allowance: Mr. Hallett—$25,000; Ms. Polak—$14,640; Mr. O'Brien—$18,000; Mr. Caruso—$5,084 (imputed income from personal use of company car).

•
401(k) matching contributions: Mr. Hallett—$10,200; Mr. Loughmiller—$10,200; Ms. Polak—$10,200; Mr. O'Brien—$10,200; Mr. Caruso—$10,200.

•
Company-paid group term life insurance premiums: Mr. Hallett—$5,940; Mr. Loughmiller—$2,070; Ms. Polak—$794; Mr. O'Brien—$5,860; Mr. Caruso—$2,070.

•
Professional association and club membership fees: Mr. O'Brien—$9,880.

•
Gift under Company reward program: Mr. Caruso—$18,806.

•
Executive physical: Mr. Hallett—$2,259.

 GRANTS OF PLAN-BASED AWARDS FOR 2013

        The following table summarizes the payouts which our named executive officers could have received upon the achievement of certain performance objectives under the Annual Incentive Program.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
								Grant Date Fair Value of Stock Awards ($)(3)(l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James Hallett	—	416,160	832,320	1,248,480	—	—	—	—
	12/13/2013	—	—	—	67,205	134,409	268,818	4,407,271
Eric Loughmiller	—	162,696	325,393	488,089	—	—	—	—
	12/13/2013	—	—	—	33,603	67,205	134,410	2,203,652
Rebecca Polak	—	133,875	267,750	401,625	—	—	—	—
	12/13/2013	—	—	—	10,753	21,506	43,012	705,182
Thomas O'Brien	—	255,901	511,801	767,702	—	—	—	—
Thomas Caruso	—	255,000	510,000	765,000	—	—	—	—

(1)
Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum ("superior") levels, respectively, under the Annual Incentive Program. See, "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Programs" for further information on the terms of the Annual Incentive Program.

(2)
Columns (f), (g) and (h) include the potential number of performance-based RSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over the three-year period beginning on the grant date.

(3)
The amounts reported in this column represent the grant date fair value of performance-based RSUs granted on December 13, 2013, computed in accordance with ASC 718. The grant date fair value is based on an estimate of the probable outcome at the time of grant, which reflects achievement at "target" performance. See Note 4 to our financial statements for 2013 regarding the assumptions made in determining the grant date fair value.

        Additional information concerning our cash and equity incentive plans may be found in the sections titled "Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Programs" and "Long-Term Incentive Opportunities," respectively.

Employment Agreements with Named Executive Officers

        Each of our named executive officers has an employment agreement with the Company or one of its subsidiaries. A summary of each of the agreements is provided below.

  James Hallett

        Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for the following severance and change of control payments:

        Termination Due to Mr. Hallett's Death or Disability.    If Mr. Hallett's employment is terminated as a result of his death or disability, we will pay Mr. Hallett, or in the case of his death, Mr. Hallett's estate or beneficiaries, an amount equal to the sum of (i) any accrued but unpaid base salary and accrued but unused vacation days; (ii) any earned and vested benefits and payments pursuant to the terms of any benefit plan (collectively, the amounts described in (i) and (ii) above are, the "Accrued Obligations"); and (iii) subject to Mr. Hallett executing a general release of any claims that he may have against the Company (the "Release"), any annual bonus for a prior completed calendar year that has not yet been calculated or paid to Mr. Hallett (the "Earned but Unpaid Bonus").

        In addition, if Mr. Hallett is participating in the health plans of the Company at the time of his termination, we will pay him, or in the case of his death, his estate or beneficiaries, his or their premiums attributable to maintaining insurance coverage under COBRA for the shorter of (i) 18 months; or (ii) until Mr. Hallett becomes eligible for comparable coverage under the health plans of another employer (the "Continued Benefits"). Subject to receipt and effectiveness of the Release, we also will pay Mr. Hallett, or his estate or beneficiaries, a prorated bonus based upon the portion of the year during which Mr. Hallett was employed by us (the "Prorated Bonus").

        For purposes of Mr. Hallett's employment agreement, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

        Termination by the Company for Cause.    Following a majority vote of the Board of Directors (excluding Mr. Hallett or any other employee of the Company), we may terminate Mr. Hallett's employment at any time for "Cause." In such event, our only obligation to Mr. Hallett would be the payment, in a lump sum, of Mr. Hallett's Accrued Obligations.

        "Cause" is defined in the employment agreement to mean (i) Mr. Hallett's willful, continued and uncured failure to perform substantially his duties under the employment agreement for a period of 14 days following notice to Mr. Hallett of such failure; (ii) Mr. Hallett engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company; (iii) Mr. Hallett's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) Mr. Hallett's failure to comply with the provisions of the employment agreement relating to confidential information, intellectual property, non-competition and non-solicitation which is not cured within the 14 day period following written notice to Mr. Hallett of such failure.

        Termination by the Company Without Cause.    Mr. Hallett's employment may be terminated without Cause at any time upon 30 days' prior written notice. In the event of a termination without Cause, the Company will pay Mr. Hallett the following "Severance Benefits": (i) two times the sum of Mr. Hallett's (a) annual base salary and (b) target bonus for the year in which termination occurs which, for this purpose, shall not equal less than 100% of Mr. Hallett's base salary; (ii) a Prorated Bonus in a lump sum; and (iii) the Continued Benefits. In addition to the Severance Benefits described above, we will also pay Mr. Hallett the Accrued Obligations and any Earned but Unpaid Bonus.

        Termination by Mr. Hallett for Good Reason.    Mr. Hallett may terminate his employment for "Good Reason" within 90 days following the occurrence of an event constituting "Good Reason," if such event remains uncured for a period of 30 days following notice of the event by Mr. Hallett to the Company. Upon such termination, the Company will pay Mr. Hallett the sum of the Severance Benefits, the Accrued Obligations, and any Earned but Unpaid Bonus.

        "Good Reason" is defined in the employment agreement to mean the occurrence of any of the following:

  (i)
  A material reduction of Mr. Hallett's authority, duties and responsibilities, or the assignment to Mr. Hallett of duties materially inconsistent with Mr. Hallett's position as Chief Executive Officer;

  (ii)
  A requirement by the Company that Mr. Hallett relocate his principal business location to a location more than 50 miles from the Company's executive offices as of the effective date of the employment agreement;

  (iii)
  Any material failure by the Company to comply with any of the terms and conditions of the employment agreement;

  (iv)
  Any failure to timely pay or provide Mr. Hallett's base salary, or any reduction in Mr. Hallett's base salary below Eight Hundred Sixteen Thousand Dollars ($816,000), other than in connection with across-the-board salary reductions;

  (v)
  Any material reduction in Mr. Hallett's base salary or annual bonus opportunity; or

  (vi)
  A "Change of Control," as defined in the Omnibus Plan, occurs and, if applicable, the Company fails to cause its successor to assume or reaffirm the Company's obligations under the employment agreement without change.

        Termination by Mr. Hallett without Good Reason.    Mr. Hallett may terminate his employment under the employment agreement at any time without Good Reason upon 30 days' prior written notice. In such event, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations.

        Termination by Mr. Hallett upon Retirement.    Mr. Hallett may voluntarily terminate his employment under the employment agreement due to retirement at any time on or after the third anniversary of the effective date of the employment agreement by announcing his retirement at least 12 months prior to such termination. In the event of such a termination, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations and a Prorated Bonus.

        Excise Tax Gross-Up.    As described above in "—Tax and Accounting Considerations—Employment Agreements," Mr. Hallett's employment agreement provides that in the event that any payment or benefit in connection with his employment is or becomes subject to an excise tax under Code Section 4999, the Company will make a cash payment to Mr. Hallett, which after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not applied. However, in the event that a reduction of the total payments due to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments due.

        Requirements With Respect to Non-Competition and Non-Solicitation.    Upon a termination of employment for any reason, Mr. Hallett is subject to the following two year post-termination restrictive covenants (except in the case of retirement): (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

  Eric Loughmiller, Thomas Caruso and Rebecca Polak

        The Company entered into substantially similar employment agreements with Messrs. Loughmiller and Caruso and Ms. Polak on December 17, 2013, providing for their at-will employment and the following severance and change of control payments. Mr. Caruso's employment agreement was subsequently amended to reflect that he reports to our Chief Operating Officer.

        Termination Due to Death or Disability.    If Messrs. Loughmiller or Caruso or Ms. Polak terminate their employment due to death or disability, the Company will be obligated to pay to the executive (or his/her legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) accrued but unpaid vacation earned through the date of termination; (iii) unreimbursed business expenses; and (iv) any vested employee benefits. The aggregate of the foregoing is referred to as the "Accrued Obligations." In addition, the executive or his/her estate/beneficiaries would be entitled to receive (i) COBRA premium payments for 12 months or until the executive becomes eligible for coverage under another employer's health plan, if the executive is participating in the Company's health plans on the date of such termination of employment, (the "Continued Benefits"); (ii) the prorated portion of his/her annual bonus for the calendar year in which such termination of employment occurred, calculated based on the executive's actual performance and based on the number of days the executive was employed by the Company during such calendar year; and (iii) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to the executive (the "Earned but Unpaid Bonus").

        For purposes of their employment agreements, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

        Voluntary Termination or Termination for Cause.    If Messrs. Loughmiller or Caruso or Ms. Polak voluntarily terminates their employment or if the Company terminates their employment for Cause, the Company's sole obligation will be to pay them the Accrued Obligations. For purposes of their employment agreements, "Cause" means (i) executive's willful, continued and uncured failure to perform substantially their duties under the agreement (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 14 days following written notice by the Company to the executive of such failure; (ii) executive engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company, monetarily or otherwise; (iii) executive's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) executive's violation of the restrictive covenants under the agreement or any other covenants owed to the Company by executive.

        Termination Without Cause or Resignation for Good Reason.    In the event Messrs. Loughmiller or Caruso or Ms. Polak are terminated by the Company without Cause or such executive resigns for Good Reason, the executive would be entitled to receive, subject to execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of his/her annual base salary plus target annual bonus for the year in which such termination of employment occurs; (ii) the Continued Benefits; and (iii) the Earned but Unpaid Bonus. For purposes of their employment agreements, "Good Reason" means (i) any material reduction of the executive's authority, duties and responsibilities; (ii) any material failure by the executive to comply with any of the terms and conditions of the agreement; (iii) any failure to timely pay or provide the executive's base salary, or any reduction in the executive's base salary, excluding any base salary reduction made in connection with across the board salary reductions; (iv) the requirement by the Company that the executive relocate his/her principal business location to a location more than 50 miles from the executive's principal base of operation as of the effective date of the agreement; or (v) a Change of Control occurs and, if applicable, the Company fails to cause its successor (whether by purchase, merger, consolidation or otherwise) to assume or reaffirm the Company's obligations under the agreement without change. For purposes of the foregoing, "Change of Control" has the same meaning as under the Omnibus Plan.

        Requirements With Respect to Non-Competition and Non-Solicitation.    Upon a termination of employment for any reason, Messrs. Loughmiller and Caruso and Ms. Polak are subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

  Thomas O'Brien

        Mr. O'Brien's employment agreement, which was amended and restated effective as of April 2, 2001 and further amended on December 1, 2008, provides that Mr. O'Brien is an at-will employee and provides for the following severance and change of control payments:

        Termination Due to Mr. O'Brien's Death or Disability.    If Mr. O'Brien's employment is terminated as a result of his death or disability, IAA will be obligated to pay him (or his legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) his accrued but unpaid vacation earned through the date of termination; (iii) the greater of (I) the product of (x) any incentive compensation paid to or deferred by Mr. O'Brien for the fiscal year preceding the fiscal year in which the date of termination occurs, multiplied by (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; and (II) the average of the past three years' annual bonuses (such greater amount being "O'Brien's Annual Bonus"); and (iv) any compensation previously deferred by Mr. O'Brien. The aggregate of the foregoing is referred to as the "O'Brien's Accrued Obligations." Mr. O'Brien's target bonus is 100% of his annual base salary. For purposes of Mr. O'Brien's employment agreement, "disability" is defined to mean with respect to Mr. O'Brien, a substantial inability, by reason of physical or mental illness or accident, to perform his regular responsibilities under the employment agreement indefinitely or for a period of 180 days. Long-term disability insurance is a Company-paid benefit for all employees and is only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $10,000 per month.

        Voluntary Termination by Mr. O'Brien or Termination for Cause by IAA.    If Mr. O'Brien voluntarily terminates his employment or if IAA terminates his employment for Cause, IAA's sole obligation will be to pay Mr. O'Brien a lump sum amount equal to (i) any earned but unpaid base salary; and (ii) his accrued but unpaid vacation earned through the date of termination. For purposes of the employment agreement, "Cause" means, as determined in the Board of Directors' discretion, Mr. O'Brien's (i) willful and continued failure to perform substantially his duties with IAA or one of its affiliates (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 30 days after a written demand for substantial performance is delivered to Mr. O'Brien by the Board of Directors, which specifically identifies the manner in which the Board of Directors believes that Mr. O'Brien has not substantially performed his duties; or (ii) willful engaging in illegal conduct or gross misconduct which is demonstrably injurious to IAA.

        Termination for Other Reasons.    If Mr. O'Brien's employment is terminated for any reason other than by IAA for Cause or upon Mr. O'Brien's voluntary resignation, death or disability, either prior to or more than two years after a "change of control" (as defined in his agreement), IAA will be obligated to pay Mr. O'Brien an amount equal to the sum of (i) Mr. O'Brien's annual base salary on the date of such termination; (ii) Mr. O'Brien's average annual bonus received over the eight fiscal quarters immediately preceding the fiscal quarter during which Mr. O'Brien's employment terminates without exceeding Mr. O'Brien's target bonus for the fiscal year during which Mr. O'Brien's employment terminates; and (iii) Mr. O'Brien's auto allowance for IAA's fiscal year during which Mr. O'Brien's employment terminates. In addition, IAA must provide, at IAA's expense, continued group health plan coverage for Mr. O'Brien and his qualified beneficiaries until the earlier of the date that Mr. O'Brien begins any subsequent full-time employment for another employer for pay and the date that is one year after Mr. O'Brien's termination of employment.

        Termination within Two Years Following a Change of Control.    If Mr. O'Brien's employment with IAA is terminated by IAA without Cause or by reason of Mr. O'Brien's "involuntary termination" (as defined below), in either case within two years after the effective date of a change of control, IAA shall pay Mr. O'Brien (i) an amount equal to 150% of the sum of (a) Mr. O'Brien's then-current annual base salary; and (b) O'Brien's Annual Bonus (as defined above) and (ii) the amount of O'Brien's

Accrued Obligations (as defined above). In addition, IAA must provide, at its expense, continued group health plan coverage for Mr. O'Brien and his qualified beneficiaries until the earlier of the date that Mr. O'Brien begins any subsequent full-time employment for another employer for pay and the date that is 18 months after Mr. O'Brien's termination of employment for any reason.

        For purposes of the foregoing, an "involuntary termination" means, generally, Mr. O'Brien's voluntary termination of employment following (i) a change in Mr. O'Brien's position which materially reduces Mr. O'Brien's level of responsibility; (ii) a reduction in Mr. O'Brien's level of compensation (base salary and target incentive compensation); or (iii) a change in Mr. O'Brien's place of employment, which is more than 75 miles from Mr. O'Brien's then-current place of employment, provided that such change or diminution, as applicable, is effected without Mr. O'Brien's written concurrence.

        Excise Tax Gross-Up.    Mr. O'Brien's employment agreement provides that if any payment or benefit due and payable under the agreement causes any excise tax imposed by Section 4999 of the Code to become due and payable by Mr. O'Brien, then IAA will pay to Mr. O'Brien a "gross-up" payment so that he is in the same after-tax position as he would have been had the excise tax not been payable.

        Requirements With Respect to Non-Competition and Non-Solicitation.    Upon a termination of employment for any reason, Mr. O'Brien is subject to the following 18 month post-termination restrictive covenants: (i) non-competition restrictions; and (ii) non-solicitation of IAA employees and customers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013

	Option Awards								Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($) (j)
James Hallett	28,125	(1)	9,375	(1)			13.46	03/01/2020
	56,250	(2)			56,250	(2)	13.46	03/01/2020
									67,205	(3)	1,985,908	(3)
Eric Loughmiller									33,603	(3)	992,969	(3)
Rebecca Polak	44,180	(4)					10.00	05/06/2019
	66,270	(5)			66,270	(5)	10.00	05/06/2019
									10,753	(3)	317,751	(3)
Thomas O'Brien
Thomas Caruso	3,970	(6)					10.00	08/20/2017
	35,955	(7)			65,955	(7)	10.00	08/20/2017
	13,700	(8)					16.68	08/19/2018
	20,550	(9)			20,550	(9)	16.68	08/19/2018
	5,000	(1)	11,195	(1)			13.46	03/01/2020
	67,170	(2)			67,170	(2)	13.46	03/01/2020
	50,000	(10)	50,000	(10)			14.44	02/25/2021

(1)
These service options were granted on March 1, 2010 and vest ratably on each of the first four anniversaries of the date of grant.

(2)
These exit options were granted on March 1, 2010 and vest upon the achievement of certain performance criteria or immediately upon a change in control of the Company.

(3)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs, at the threshold level, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2013, which was $29.55 per share.

(4)
These service options were granted on May 6, 2009 and became fully vested on December 10, 2009.

(5)
These exit options were granted on May 6, 2009 and vest upon the achievement of certain performance criteria.

(6)
These service options were granted on August 20, 2007 and became fully vested on December 10, 2009.

(7)
These exit options were granted on August 20, 2007 and vest upon the achievement of certain performance criteria.

(8)
These service options were granted on August 19, 2008 and became fully vested on December 10, 2009.

(9)
These exit options were granted on August 19, 2008 and vest upon the achievement of certain performance criteria.

(10)
These service options were granted on February 25, 2011 and vest ratably on each of the first four anniversaries of the date of grant.

OPTION EXERCISES DURING FISCAL YEAR 2013(1)

			Option Awards
Name (a)	Award Type		Number of LLC Units Vested/Shares Acquired on Exercise (b)		Value Realized on Exercise (c)
James Hallett	KAR LLC Operating Units		43,684.92		$6,902,462
	KAR LLC Value Units	(2)	51,788.2	(3)	$6,930,337	(3)
Eric Loughmiller	KAR LLC Operating Units		12,812		$2,024,368
	KAR LLC Value Units	(2)	15,188.5	(3)	$3,269,300	(3)
Rebecca Polak	KAR LLC Operating Units		3,494.91		$552,215
	KAR LLC Value Units	(2)	4,143.20	(3)	$914,441	(3)
Thomas O'Brien	KAR LLC Operating Units		13,732.07		$2,169,744
	KAR LLC Value Units	(2)	16,279.30		$1,628,406
	Axle LLC Operating Units		64,485.00		$6,469,851
	Axle LLC Value Units	(4)	126,148.00		$7,475,512
Thomas Caruso	KAR Auction Services Stock Options		98,585.00		$1,752,026

(1)
The awards in this table (other than with respect to Mr. Caruso) related to units in KAR LLC and Axle LLC and did not relate to shares of KAR Auction Services, Inc. We have traditionally reported the KAR LLC and Axle LLC unit awards as outstanding equity awards in previous filings.

(2)
Based on the Investment Multiple which was achieved at the time of the Exit Event on November 13, 2013, approximately 39.5% of the KAR Value Units participated in distributions from KAR LLC to its members upon the Exit Event and the remaining KAR Value Units were automatically forfeited for no consideration (except as described in Note 3 below). See "KAR LLC Override Units" above for more information.

(3)
In connection with the Exit Event on November 13, 2013, the Override Committee of KAR LLC approved the vesting of additional Value Units held by Messrs. Hallett and Loughmiller and Ms. Polak. These additional units are not reflected in column (b); however, the additional amounts distributed to Messrs. Hallett and Loughmiller and Ms. Polak are included in column (c).

(4)
Based on the Investment Multiple which was achieved at the time of the Exit Event on November 13, 2013, 97.8% of Mr. O'Brien's Axle Value Units became eligible to participate in distributions from Axle LLC and the remaining Axle Value Units were forfeited for no consideration. See "Axle LLC Override Units" above for more information.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following is a discussion of the treatment of equity-based awards held by our named executive officers and annual cash incentive awards due to our named executive officers upon certain types of employment terminations or the occurrence of a change in control of the Company. For a discussion of our named executive officers' severance payments and the treatment of their annual cash incentive awards that may become due upon certain types of employment terminations pursuant to their employment agreements, see "Employment Agreements with Named Executive Officers" above.

Equity-Based Awards—Stock Incentive Plan and Omnibus Plan

        To the extent a named executive officer's employment agreement does not provide otherwise, the Stock Incentive Plan and the Omnibus Plan (and the related award agreements thereunder) provide for the following treatment of stock options and other equity awards issued pursuant to the plans upon the termination of employment scenarios or a change in control, as set forth below. As a result of the Stock Incentive Plan being frozen by the Company on December 10, 2009, no additional stock options will be granted under this plan. Since December 10, 2009, all grants of stock options and other equity awards have been and will be made pursuant to the terms of the Omnibus Plan.

Termination Scenario	Treatment of Equity-Based Awards
General	Unless otherwise specified in an award agreement, all unvested equity-based awards under the Stock Incentive Plan and the Omnibus Plan will be forfeited upon a termination of employment for any reason.
Death, Disability or Retirement

In the event that any named executive officer's employment with the Company or any subsidiary is terminated by reason of the named executive officer's death, disability or retirement, all options held by the named executive officer that are exercisable as of the date of such termination may be exercised by the named executive officer or the named executive officer's beneficiary until the earlier of (i) one year following the named executive officer's termination of employment; or (ii) the normal expiration date of the options.

Voluntary Termination or Termination by the Company

With respect to the Omnibus Plan, in the event that any named executive officer's employment with the Company or any subsidiary is terminated due to the named executive officer's voluntary resignation, any options then held by the named executive officer which are exercisable on the date of termination shall be exercisable until the earlier of (i) the 90th day following the named executive officer's termination of employment; or (ii) the normal expiration date of the options. In the event any named executive officer's employment with the Company or any subsidiary is terminated for "cause" (as defined below) by the Company or any subsidiary, all options then held by the named executive officer, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

Termination Scenario	Treatment of Equity-Based Awards

With respect to the Stock Incentive Plan, in the event that any named executive officer's employment with the Company or any subsidiary is terminated due to the named executive officer's voluntary resignation without "good reason" (as defined below) or for "cause" (as defined below) by the Company or any subsidiary, all options then held by the named executive officer, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

Termination Without Cause or For Good Reason

In the event that any named executive officer's employment with the Company or any subsidiary is terminated by the Company or any subsidiary without cause (as defined above) or by the named executive officer for "good reason" (as defined below), unless otherwise specified in an award agreement, any options then held by the named executive officer which are exercisable on the date of termination shall be exercisable until the earlier of (i) the 90th day following the named executive officer's termination of employment; or (ii) the normal expiration date of the options.

Upon the Occurrence of a Change in Control/ Exit Event

Upon the occurrence of a Change in Control (as defined in the Omnibus Plan), unless otherwise specified in an award agreement, any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable and the Compensation Committee may cancel all of the outstanding awards under the Omnibus Plan, and in its discretion exchange such awards for cash, shares of the successor entity, or a combination of cash and shares of the successor entity in an amount equal to the excess, if any, of the Fair Market Value (as defined in the Omnibus Plan) of a share of common stock as of the date of the Change in Control over the per share exercise price, if any, of such award.

Termination Scenario	Treatment of Equity-Based Awards
Special Provisions Applicable to PRSUs

On December 13, 2013 (the "Grant Date"), the Company granted PRSUs to certain of its named executive officers, as described above in "Elements Used to Achieve Compensation Philosophy and Objectives—Long-Term Incentive Opportunities." The award agreements issued in connection with these awards provide for the treatment of such awards upon specified termination events and/or a change of control. In the event the executive is terminated without Cause or he/she resigns for Good Reason (each as defined in his/her employment agreement, or if not defined therein, the Omnibus Plan) or he/she terminates employment due to his/her death, Retirement or Disability (each as defined in the Omnibus Plan), he/she would be entitled to receive, at the same time as active Company employees, a prorated portion of the PRSUs based on the Company's actual performance during the performance period and the number of full months he/she was employed during such performance period. If the executive is terminated without Cause or he/she resigns for Good Reason after the consummation of a Change in Control (as defined in the Omnibus Plan) but before December 13, 2016, then the executive would be entitled to receive the full number of PRSUs earned based on actual performance from the Grant Date until the termination date. The PRSUs would be automatically terminated and forfeited upon a termination of employment for any other reason, including a termination for Cause.

        Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "cause" under the Omnibus Plan and the Stock Incentive Plan upon any of the following events: (i) the refusal or neglect of the named executive officer to perform substantially his employment-related duties; (ii) the named executive officer's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the named executive officer's indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his willful violation of any applicable law; (iv) the named executive officer's failure to reasonably cooperate, following a request to do so by the Company or any subsidiary, in any internal or governmental investigation; or (v) the named executive officer's material breach of any written covenant or agreement not to disclose any information pertaining to the Company or any subsidiary or not to compete or interfere with the Company or any subsidiary.

        Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "good reason" under the Stock Incentive Plan if such named executive officer voluntarily terminates his or her employment with the Company or any subsidiary as a result of (i) the Company or any subsidiary significantly reducing the named executive officer's current salary without the named executive officer's prior written consent; or (ii) the Company or any subsidiary taking any action that would substantially diminish the aggregate value of the benefits provided to the named executive officer under the Company's or such subsidiary's accident, disability, life insurance, or any other employee benefit plans in which the named executive officer participates. The Omnibus Plan does not provide a default "good reason" definition in the event such term is not specified in a named executive officer's employment agreement.

 Annual Cash Incentive Awards—Omnibus Plan

Termination Scenario	Treatment of Annual Cash Incentive Awards
Death, Disability, Voluntary Termination (with or without Good Reason) and Termination by the Company (for Cause or without Cause)	Annual cash incentive awards are treated as described in the named executive officer's employment agreement with the Company, to the extent applicable. See "Employment Agreements with Named Executive Officers" above for more information.
Retirement

Unless otherwise specified in an employment agreement, if a named executive officer's employment terminates due to retirement, such named executive officer will be entitled to receive, at the same time as payments may become due to active employees, a pro-rated amount of any incentive award which they otherwise would have been entitled to receive, if any, based on actual performance during the annual performance period.

Upon the Occurrence of a Change in Control

Unless otherwise determined by the administrator of the Omnibus Plan or as evidenced in an award agreement or other agreement between the Company and a named executive officer, in the event that a Change in Control (as defined in the Omnibus Plan) occurs during an annual performance period, each named executive officer is entitled to receive on the date of the Change in Control a payment with respect to such annual incentive award calculated based on the actual performance of the applicable performance goals through the date of the Change in Control, as determined by the administrator in its discretion, pro-rated based on the number of days of the annual performance period that have elapsed prior to and including the date of the Change in Control.

Potential Payments Upon Termination or Change in Control—Tables

        The amounts in the tables below assume that the termination and/or change in control, as applicable, was effective as of December 31, 2013, the last business day of the prior fiscal year, and that the respective named executive officers exercised all options and/or received cash in exchange for PRSUs at such time. The tables are merely illustrative examples of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

James Hallett

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options(2)	KAR PRSUs(3)	Excise Tax Gross-up(4)	Other (Life Ins)(5)	Total
Death	—		$711,164	—	—	—	$800,000	$1,511,164
Disability(6)	—		$711,164	—	—	—	—	$711,164
Retirement	—		$711,164	—	—	—	—	$711,164
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$3,329,280	(7)	$711,164	—	—	—	—	$4,040,444
Change in Control (single trigger)	—		$711,164	$1,055,906	—	—	—	$1,767,070
Termination after Change in Control (double trigger)	$3,329,280	(7)	$711,164	$1,055,906	$5,957,694	$2,852,539	—	$13,906,583

(1)
The amounts reported are equal to the full amount of Mr. Hallett's 2013 annual bonus (a December 31, 2013 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of his employment agreement or the Omnibus Plan, as applicable.

(2)
The amounts reported assume a Company common stock price of $29.55, which was the closing price on December 31, 2013.

(3)
In the event Mr. Hallett is terminated without Cause or he resigns for Good Reason (each as defined in his employment agreement) or he terminates employment due to his death, Retirement or Disability (each as defined in the Omnibus Plan), he would be entitled to receive, at the same time as active Company employees, a prorated portion of the PRSUs based on the Company's actual performance during the performance period and the number of full months he was employed during such performance period. Assuming a termination date of December 31, 2013, Mr. Hallett therefore would not be entitled to any portion of the PRSUs upon his termination without Cause, his resignation for Good Reason, or his death, Retirement or Disability. If Mr. Hallett is terminated without Cause or he resigns for Good Reason after the consummation of a Change in Control (as defined in the Omnibus Plan) but before December 13, 2016, then Mr. Hallett would be entitled to receive the full number of PRSUs earned based on actual performance from the grant date of December 13, 2013 until the termination date. Assuming a termination date of December 31, 2013, Mr. Hallett therefore would receive 201,614 PRSUs, which have a value of $5,957,694 based on the Company's common stock price of $29.55, which was the closing price on December 31, 2013.

(4)
This calculation was made based on certain assumptions, not taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a change in control and not assigning any value to Mr. Hallett's non-compete obligations. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an actual change in control based on all factors and assumptions applicable at that time.

(5)
Under the Group Term Life Policy, Mr. Hallett's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(6)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(7)
These amounts are equal to (i) two times the sum of Mr. Hallett's current annual base salary ($832,320 as of December 31, 2013) and 2013 target bonus amount; and (ii) COBRA premium payments for 18 months. Because Mr. Hallett did not participate in our group health plans as of December 31, 2013, no amount of COBRA premiums are included in the figures above.

Eric Loughmiller

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options	KAR PRSUs(2)	Excise Tax Gross-up	Other (Life Ins)(3)	Total
Death	$15,124	(4)	$278,027	—	—	—	$800,000	$1,093,151
Disability(5)	$15,124	(4)	$278,027	—	—	—	—	$293,151
Retirement	—		$278,027	—	—	—	—	$278,027
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$774,374	(6)	$278,027	—	—	—	—	$1,052,401
Change in Control (single trigger)	—		$278,027	—	—	—	—	$278,027
Termination after Change in Control (double trigger)	$774,374	(6)	$278,027	—	$2,978,876	—	—	$4,031,277

(1)
The amounts reported are equal to the full amount of Mr. Loughmiller's 2013 annual bonus (a December 31, 2013 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of his employment agreement or the Omnibus Plan, as applicable.

(2)
In the event Mr. Loughmiller is terminated without Cause or he resigns for Good Reason (each as defined in his employment agreement) or he terminates employment due to his death, Retirement or Disability (each as defined in the Omnibus Plan), he would be entitled to receive, at the same time as active Company employees, a prorated portion of the PRSUs based on the Company's actual performance during the performance period and the number of full months he was employed during such performance period. Assuming a termination date of December 31, 2013, Mr. Loughmiller therefore would not be entitled to any portion of the PRSUs upon his termination without Cause, his resignation for Good Reason, or his death, Retirement or Disability. If Mr. Loughmiller is terminated without Cause or he resigns for Good Reason after the consummation of a Change in Control (as defined in the Omnibus Plan) but before December 13, 2016, then Mr. Loughmiller would be entitled to receive the full number of PRSUs earned based on actual performance from the grant date of December 13, 2013 until the termination date. Assuming a termination date of December 31, 2013, Mr. Loughmiller therefore would receive 100,808 PRSUs, which have a value of $2,978,876 based on the Company's common stock price of $29.55, which was the closing price on December 31, 2013.

(3)
Under the Group Term Life Policy, Mr. Loughmiller's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(4)
Under the terms of Mr. Loughmiller's employment agreement, he (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability.

(5)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(6)
These amounts are equal to (i) one times the sum of Mr. Loughmiller's current annual base salary ($433,857 as of December 31, 2013) and 2013 target bonus amount; and (ii) COBRA premium payments for 12 months.

Rebecca Polak

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options	KAR PRSUs(2)	Excise Tax Gross-up	Other (Life Ins)(3)	Total
Death	$19,284	(4)	$228,775	—	—	—	$714,000	$962,059
Disability(5)	$19,284	(4)	$228,775	—	—	—	—	$248,059
Retirement	—		$228,775	—	—	—	—	$228,775
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$644,034	(6)	$228,775	—	—	—	—	$872,809
Change in Control (single trigger)	—		$228,775	—	—	—	—	$228,775
Termination after Change in Control (double trigger)	$644,034	(6)	$228,775	—	$953,253	—	—	$1,826,062

(1)
The amounts reported are equal to the full amount of Ms. Polak's 2013 annual bonus (a December 31, 2013 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of her employment agreement or the Omnibus Plan, as applicable.

(2)
In the event Ms. Polak is terminated without Cause or she terminates employment due to her death, Retirement or Disability (each as defined in the Omnibus Plan), she would be entitled to receive, at the same time as active Company employees, a prorated portion of the PRSUs based on the Company's actual performance during the performance period and the number of full months she was employed during such performance period. Assuming a termination date of December 31, 2013, Ms. Polak therefore would not be entitled to any portion of the PRSUs upon her termination without Cause or her death, Retirement or Disability. If Ms. Polak is terminated without Cause after the consummation of a Change in Control (as defined in the Omnibus Plan) but before December 13, 2016, then Ms. Polak would be entitled to receive the full number of PRSUs earned based on actual performance from the grant date of December 13, 2013 until the termination date. Assuming a termination date of December 31, 2013, Ms. Polak therefore would receive 32,259 PRSUs, which have a value of $953,253 based on the Company's common stock price of $29.55, which was the closing price on December 31, 2013.

(3)
Under the Group Term Life Policy, Ms. Polak's designated beneficiary is entitled to a payment in an amount equal to two times her annual salary, not exceeding $800,000.

(4)
Under the terms of Ms. Polak's employment agreement, she (or her estate) would be entitled to COBRA premium payments for 12 months in the event of her death or Disability.

(5)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(6)
These amounts are equal to (i) one times the sum of Ms. Polak's current annual base salary ($357,000 as of December 31, 2013) and 2013 target bonus amount; and (ii) COBRA premium payments for 12 months.

Thomas O'Brien

	Severance		Non-Equity Incentive Pay		KAR Stock Options	KAR PRSUs	Excise Tax Gross-up	Other (Life Ins)(1)	Total
Death	—		$536,467	(2)	—	—	—	$800,000	$1,336,467
Disability(3)	—		$536,467	(2)	—	—	—	—	$536,467
Retirement	—		$450,650	(4)	—	—	—	—	$450,650
Voluntary Termination	—		—		—	—	—	—	—
Termination for Cause	—		—		—	—	—	—	—
Term w/o Cause or for Good Reason	$1,015,187	(5)	—		—	—	—	—	$1,015,187
Change in Control (single trigger)	—		$450,650	(4)	—	—	—	—	$450,650
Termination after Change in Control (double trigger)	$1,601,518	(6)	$450,650	(4)	—	—	—	—	$2,052,168

(1)
Under the Group Term Life Policy, Mr. O'Brien's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(2)
The amounts reported are equal to the average of Mr. O'Brien's annual bonuses earned in the preceding three fiscal years (i.e., 2010-2012), payable under the terms of his employment agreement.

(3)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(4)
The amounts reported are equal to the full amount of Mr. O'Brien's 2013 annual bonus (a December 31, 2013 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of the Omnibus Plan.

(5)
This amount is equal to (i) one times the sum of Mr. O'Brien's current annual base salary ($511,801 as of December 31, 2013) and the average of Mr. O'Brien's annual bonuses earned in the preceding eight fiscal quarters (i.e., 2011-2012); (ii) his current automobile allowance; and (iii) COBRA premium payments for 12 months.

(6)
This amount is equal to (i) 1.5 times the sum of Mr. O'Brien's current annual base salary ($511,801 as of December 31, 2013) and the average of Mr. O'Brien's annual bonuses earned in the preceding three fiscal years (i.e., 2010-2012); and (ii) COBRA premium payments for 18 months.

Thomas Caruso

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options(2)	KAR PRSUs	Excise Tax Gross-up	Other (Life Ins)(3)	Total
Death	$13,575	(4)	$441,799	—	—	—	$800,000	$1,255,374
Disability(5)	$13,575	(4)	$441,799	—	—	—	—	$455,374
Retirement	—		$441,799	—	—	—	—	$441,799
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$757,325	(6)	$441,799	—	—	—	—	$1,199,124
Change in Control (single trigger)	—		$441,799	$2,016,393	—	—	—	$2,458,192
Termination after Change in Control (double trigger)	$757,325	(6)	$441,799	$2,016,393	—	—	—	$3,215,517

(1)
The amounts reported are equal to the full amount of Mr. Caruso's 2013 annual bonus (a December 31, 2013 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of his employment agreement or the Omnibus Plan, as applicable.

(2)
The amounts reported assume a Company common stock share price of $29.55, which was the closing price on December 31, 2013.

(3)
Under the Group Term Life Policy, Mr. Caruso's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(4)
Under the terms of Mr. Caruso's employment agreement, he (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability.

(5)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(6)
These amounts are equal to (i) one times the sum of Mr. Caruso's current annual base salary ($425,000 as of December 31, 2013) and 2013 target bonus amount; and (ii) COBRA premium payments for 12 months.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 16, 2014 of: (1) each person or entity who owns of record or beneficially 5% or more of any class of KAR Auction Services' voting securities of which 139,772,786 shares were outstanding as of April 16, 2014; (2) each of our directors, director nominees and named executive officers; and (3) all of our directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 139,772,786 shares of common stock outstanding as of April 16, 2014 rather than the percentages set forth in any stockholders' Schedule 13D and Schedule 13G filings. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
FMR LLC(3)	15,402,186	11%
The Vanguard Group(4)	7,347,618	5%
EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES
David J. Ament(6)	—	—
Ryan M. Birtwell(6)	—	—
Thomas J. Caruso(5)	236,858	*
Brian T. Clingen(6)	1,676	*
Donna R. Ecton(6)	1,690	*
Robert M. Finlayson(6)	20,014	*
Peter R. Formanek(6)	28,860	*
Michael B. Goldberg(6)	—	—
James P. Hallett(6)(7)	121,875	*
Mark E. Hill(6)	—	—
Lynn Jolliffe(6)	—	—
Michael T. Kestner(6)	3,183	*
John P. Larson(6)	—	—
Eric M. Loughmiller	12,900	*
Church M. Moore(6)	—	—
Thomas C. O'Brien(6)	—	—
Rebecca C. Polak(8)	143,585	*
Stephen E. Smith(6)	1,690	*
Jonathan P. Ward(6)	3,099	*
Executive officers, directors and director nominees as a group (27 persons)	1,544,782	1%

*
Less than one percent

(1)
The number of shares includes shares of common stock subject to options exercisable within 60 days of April 16, 2014.

(2)
Shares subject to options exercisable within 60 days of April 16, 2014 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3)
Based solely on information disclosed in a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d on April 10, 2014. FMR LLC has sole voting power with respect to 1,075,103 shares and sole dispositive power with respect to 15,391,326 shares. Edward C. Johnson 3d has sole dispositive power with respect to 15,391,326 shares. According to this Schedule 13G/A, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 13,149,603 of these shares; Fidelity SelectoCo, LLC, a wholly-owned subsidiary of FMR LLC, beneficially owns 1,031,480 of these shares; Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC, beneficially owns 13 of these shares; Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR LLC, beneficially owns 173,950 of these shares; and Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 750,326 of these shares. Additionally, FIL Limited, an international entity in which FMR LLC holds a voting interest of more than 25% but less than 50%, beneficially owns 197,060 of these shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Based solely on information disclosed in a Schedule 13G filed by The Vanguard Group on February 11, 2014. According to this Schedule 13G, The Vanguard Group has the sole power to dispose or direct the disposition of 7,278,181 of these shares and the sole power to vote or direct the voting of 78,537 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
Includes 236,858 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 16, 2014.

(6)
Member of our Board of Directors or a nomimee to our Board of Directors.

(7)
Includes 121,875 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 16, 2014.

(8)
Includes 143,585 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 16, 2014.

CERTAIN RELATED PARTY RELATIONSHIPS

Review and Approval of Transactions with Related Persons

        Pursuant to our written related party transaction policy, the Company reviews relationships and transactions in which the Company, or one of its business units, and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

        In the course of the review and approval of a related party transaction, the Board of Directors or the Audit Committee may consider the following factors:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the Company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

  •
  any other matters that we deem appropriate.

        Transactions in which the amount involved exceeds $120,000 in which the Company, or one of its business units, was a participant and a related person had a direct or indirect material interest are disclosed in this proxy statement (each, a "Transaction").

Ongoing Transactions

        We have no ongoing Transactions, except to the limited extent as noted under the section "Agreements in Connection with the 2007 Transactions—Registration Rights Agreement."

Historical Transactions with Former Equity Sponsors

        We entered into the Transactions described below with our former equity sponsors. Following the divestiture of our common stock by KAR LLC on November 13, 2013, the Transactions and agreements described below are no longer in effect, except to the limited extent noted under the section "Agreements in Connection with the 2007 Transactions—Registration Rights Agreement."

Agreements in Connection with the 2007 Transactions

        On December 22, 2006, KAR LLC entered into a definitive merger agreement to acquire ADESA. The merger occurred on April 20, 2007. Concurrently with the merger, IAA was contributed by affiliates of Kelso & Company and Parthenon Capital and IAA's management to KAR Auction Services. Both ADESA and IAA became wholly owned subsidiaries of KAR Auction Services, which was wholly-owned by KAR LLC prior to the Company's initial public offering. These events are referred to herein as the "2007 Transactions." Upon consummation of the 2007 Transactions, the Company entered into the agreements described below.

        Tag Along Rights.    The IAA continuing investors (as defined below) and KAR LLC entered into an agreement which granted the IAA continuing investors "tag-along rights" to sell their shares of common stock on a pro rata basis with KAR LLC in sales by KAR LLC to third parties. The "IAA continuing investors" are Thomas C. O'Brien, Scott P. Pettit, David R. Montgomery, Donald J. Hermanek, John W. Kett, John R. Nordin and Sidney L. Kerley.

        Registration Rights Agreement.    We entered into a registration rights agreement with KAR LLC and the IAA continuing investors. Under the terms of the registration rights agreement, KAR LLC (at the request of the initiating holders (i.e., two of Kelso, ValueAct Capital and Goldman, Sachs & Co.)) had the right, subject to certain conditions, to make an unlimited number of requests that we use our best efforts to register under the Securities Act of 1933, as amended, the shares of our common stock owned by KAR LLC. In any demand registration, or if KAR Auction Services proposed to register any shares (subject to certain exceptions, such as benefit plan registrations), all of the parties to the registration rights agreement had "piggyback rights" to participate on a pro rata basis, subject to certain conditions, which in the case of KAR LLC included the right of each member of KAR LLC to direct KAR LLC to include shares of common stock attributable to each such member of KAR LLC based on such member's ownership interest in KAR LLC.

        KAR LLC exercised its rights under the registration rights agreement and caused us to file a registration statement under the Securities Act. In March 2013, pursuant to the registration statement, KAR LLC sold 14,950,000 of its shares in KAR Auction Services. We incurred expenses of $320,000 related to such sale and we received no proceeds from the sale. In June 2013, pursuant to the registration statement, KAR LLC sold 17,250,000 of its shares in KAR Auction Services. We incurred expenses of $280,000 related to such sale and we received no proceeds from the sale. In August 2013, pursuant to the registration statement, KAR LLC sold 17,250,000 of its shares in KAR Auction Services. We incurred expenses of $180,000 related to such sale and we received no proceeds from the sale. In September 2013, pursuant to the registration statement, KAR LLC sold 13,800,000 of its shares in KAR Auction Services. We incurred expenses of $140,000 related to such sale and we received no proceeds from the sale. In November 2013, pursuant to the registration statement, KAR LLC sold 27,481,070 of its shares in KAR Auction Services. We incurred expenses of $685,000 related to such sale and we received no proceeds from the sale.

        In addition, in December 2013 and as further supplemented in February 2014, we filed a resale prospectus supplement for the resale of 597,590 shares of our common stock by permitted transferees of KAR LLC under the registration rights agreement. The registration rights agreement will still be in effect until such permitted transferees sell all such shares pursuant to the prospectus supplement or such shares cease to be registrable securities under the registration rights agreement.

        LLC Agreement.    Affiliates or designees of Kelso Investment Associates VII, L.P., GS Capital Partners VI, L.P., ValueAct Capital Master Fund, L.P. or Parthenon Investors II, L.P. and their respective affiliates (collectively, the "Former Equity Sponsors"), which previously collectively owned through KAR LLC a majority of the common stock of KAR Auction Services, Axle Holdings II, LLC ("Axle LLC"), certain of our executive officers and other employees and third parties entered into a second amended and restated limited liability company agreement of KAR LLC (the "LLC Agreement"). The Equity Sponsors and their affiliates or designees and certain of our executive officers and other employees and third parties held all of the Class A common units in KAR LLC. In addition, Axle LLC owned all of the Class B common units in KAR LLC. The Class B common units were identical to the Class A common units in all respects, except with respect to distributions. Distributions to holders of units in KAR LLC were made pro rata based on the number of units held by each such holder and the aggregate number of units eligible to participate in the distribution, plus the aggregate amount of distributions to the IAA continuing investors in respect of the options held (or any common stock obtained upon the exercise of such options) by them in Axle Holdings, Inc. that were converted into options to purchase our common stock; provided, however, that in order to prevent dilution to the holders (other than Axle LLC) of KAR LLC common units that would be caused by the distribution of amounts to the IAA continuing investors in respect of such options (or any such common stock), the amount available for distribution to Axle LLC in respect of the Class B common units held by Axle LLC is reduced dollar-for-dollar by the net amount distributed to the IAA continuing investors in respect of such converted options (or any common stock obtained upon the exercise of such options) in connection with such distribution. Prior to the completion of the Company's initial public offering, the provisions relating to the Class B common units were revised to reflect and appropriately adjust the dilution to the holders of Class A common units that is caused by the existence of the options held by the IAA continuing investors.

        The LLC Agreement generally restricts the transfer of interests in KAR LLC owned by the Former Equity Sponsors (and their affiliates, designees or permitted transferees), Axle LLC, our management employees and executive officers and the other employees and third parties holding equity interests in KAR LLC (the "Holders"). Exceptions to this restriction include transfers of common interests by our management employees and executive officers party thereto for certain estate planning purposes and certain involuntary transfers by the Holders in connection with a default, foreclosure, forfeiture, divorce, court order or otherwise than by a voluntary decision of the continuing investor (so long as KAR LLC has been given the opportunity to purchase the interests subject to such involuntary transfer). In addition, each Holder has customary pro rata "tag-along" rights to sell their common interests in KAR LLC in the event of a proposed sale that is permitted by the LLC Agreement of common interests in KAR LLC by any of the Former Equity Sponsors or Axle LLC to a third party. Similarly, if any two of Kelso, Goldman, Sachs & Co. or ValueAct Capital elect to sell 80% or more of their common interests in KAR LLC to a third party, each of the remaining Holders is required to sell (upon exercise of such selling Holders' "drag-along" rights) a pro rata portion of their respective common interests based on their respective ownership of common interests to such third party at the same price as such selling Holders elect to sell their common interests. The LLC Agreement also provides Holders with certain "piggyback rights" with respect to participation in the registration of our shares pursuant to the registration rights agreement, described above.

        Axle LLC Agreement.    Affiliates of Kelso, affiliates of Parthenon and Magnetite Asset Investors III, L.L.C., Brian T. Clingen, Dan Simon and the IAA continuing investors entered into the Amended and Restated Operating Agreement of Axle LLC, dated May 25, 2005 (the "Axle LLC Agreement"). Affiliates of Kelso and Parthenon and Magnetite and Mr. Clingen and a trust established to monitor the estate of Mr. Simon owned approximately 99.9% of the common interests in Axle LLC and the IAA continuing investors owned less than 0.4%. The Axle LLC Agreement, among other things, provided that the IAA continuing investors were awarded profit interests in Axle LLC that entitled such persons to a portion of the future appreciation in the value of the assets of Axle LLC. The holders of profit interests in Axle LLC were not entitled to receive shares of our common stock but were only entitled to participate, to the extent such profit interests were vested, in distributions from Axle LLC to its members (including Kelso and Parthenon and the IAA continuing investors). As a result, the existence of these profit interests only diluted the economic interests of the members in Axle LLC and did not dilute the holders of our common stock.

        Financial Advisory Agreements.    The Former Equity Sponsors owned the controlling interest in KAR LLC. We paid the Former Equity Sponsors' travel expenses related to KAR Auction Services, pursuant to the terms contained in certain financial advisory agreements. We paid the Former Equity Sponsors approximately $200,000 for travel expenses incurred in 2013. Additionally, the financial advisory agreements provide that KAR Auction Services indemnify the Former Equity Sponsors and their respective officers, directors, partners, employees, agents and control persons (as such term is used in the Securities Act and the rules and regulations thereunder) against any and all claims, losses and expenses as incurred arising in connection with the merger and the transactions contemplated by the merger agreement (including the financing of the merger) entered into in connection with the 2007 Transactions.

Director Designation Agreement

        In connection with the Company's initial public offering, we entered into a director designation agreement that provided for the rights of KAR LLC to directly nominate individuals to our Board of

Directors. In an amendment to the KAR LLC Agreement that was effective upon consummation of the initial public offering, the Former Equity Sponsors agreed to their respective rights to nominate the individuals that KAR LLC had the right to nominate under the director designation agreement, with such allocation to be generally based on the Former Equity Sponsors' relative indirect ownership of our outstanding common stock.

        The director designation agreement provided that, for so long as KAR LLC owned more than 10% of our outstanding common stock, no change would be made to the size of the Board of Directors without the consent of KAR LLC. KAR LLC had the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors were to be elected and, subject to limited exceptions, we agreed to include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by KAR LLC as follows (depending on the percentage ownership of KAR LLC at the time of such election):

  •
  so long as KAR LLC owned more than 50% of our outstanding common stock, seven individuals;

  •
  so long as KAR LLC owned 50% or less but at least 30% of our outstanding common stock, six individuals;

  •
  so long as KAR LLC owned less than 30% but at least 20% of our outstanding common stock, four individuals;

  •
  so long as KAR LLC owned less than 20% but at least 10% of our outstanding common stock, three individuals; and

  •
  so long as KAR LLC owned less than 10% but at least 5% of our outstanding common stock, one individual.

        In addition, so long as KAR LLC had the right to nominate one or more directors under the director designation agreement and beneficially owned 50% or less of our outstanding common stock, and, under certain circumstances, including, in the event a Former Equity Sponsor lost the right to indirectly nominate an individual under the director designation agreement, each Equity Sponsor would have certain rights to appoint an individual to serve as a non-voting observer at meetings of our Board of Directors.

        As of November 13, 2013, KAR LLC ceased to own at least 5% of our outstanding common stock and, accordingly, no longer has the right to nominate individuals to our Board of Directors. Other than Ryan Birtwell, the Former Equity Sponsor designees are not standing for re-election at the Annual Meeting.

Transactions with Goldman, Sachs & Co. and its Affiliates

        GS Capital Partners VI Fund, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. beneficially owned 17% of our issued and outstanding common stock as of January 1, 2013, and as of the end of 2013 fiscal year, after giving effect to the secondary offerings described below no longer own any shares of our common stock.. An affiliate of GS Capital Partners VI Fund, L.P. was part of the banking syndicate for our previous credit facility and is a joint bookrunner and lender under our current credit facility. Goldman, Sachs & Co. also was an underwriter of the Company's secondary offerings of approximately 14,950,000 shares of our common stock in March 2013, 17,250,000 shares of our common stock in June 2013, 17,250,000 shares of our common stock in August 2013, 13,800,000 shares of our common stock in September 2013 and 27,481,070 shares of our common stock in November 2013. Goldman, Sachs & Co. was paid usual and customary underwriting discounts and commissions for the secondary offerings in 2013. Messrs. Mehra and Carella, who served on our Board of Directors in 2013 (Mr. Carella resigned effective November 13, 2013 and Mr. Mehra resigned effective December 16, 2013), are employed by Goldman, Sachs and Co. Messrs. Mehra and Carella both work in a separate division from the division that assisted with the offerings. Goldman, Sachs & Co. and its affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

 REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        In order to submit stockholder proposals for the 2015 annual meeting of stockholders for inclusion in the Company's proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company's principal office in Carmel, Indiana, no later than December 30, 2014.

        The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Rebecca C. Polak, Executive Vice President, General Counsel and Secretary, KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        The Company's By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2015 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company's principal office in Carmel, Indiana (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 15, 2015, and no later than March 12, 2015. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Secretary of the Company.

        Other than the proposals described in this proxy statement, KAR Auction Services does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of KAR Auction Services' nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

        The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Appendix A

KAR AUCTION SERVICES, INC.
2009 OMNIBUS STOCK AND INCENTIVE PLAN,
AS AMENDED JUNE 10, 2014

Section 1.    Purpose of Plan.

        The name of the Plan is the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (as amended, the "Plan"). The purpose of the Plan is to provide an additional incentive to selected management employees, directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2.    Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

          (b)   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          (c)   "Award" means any Option, Share Appreciation Right, Restricted Share, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

          (d)   "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

          (e)   "Bylaws" mean the amended and restated bylaws of the Company, as may be amended and/or restated from time to time.

          (f)    "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

          (g)   "Board" means the Board of Directors of the Company.

          (h)   "Cause" shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define "Cause," Cause shall mean (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant's personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant's indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform his or her employment-related duties or to represent the Company or any Subsidiary of the Company that employs such Participant), (iv) the Participant's failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) the Participant's

  material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary.

          (i)    "Change in Capitalization" means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

          (j)    "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

            (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any Affiliate thereof) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

            (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

            (3)   there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

            (4)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

    For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Code Section 409A.

    Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (k)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (l)    "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. With respect to the approval and payment of any Award intended to be "qualified performance-based compensation" under Code Section 162(m), the Committee shall be composed entirely of individuals who meet the qualifications of an "outside director" within the meaning of Code Section 162(m). If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

          (m)  "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (n)   "Company" means KAR Auction Services, Inc., a Delaware corporation (or any successor corporation, except as the term "Company" is used in the definition of "Change in Control" above).

          (o)   "Covered Employee" shall have the meaning set forth in Code Section 162(m).

          (p)   "Disability" shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define "Disability," Disability means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

          (q)   "Effective Date" shall have the meaning set forth in Article 17 of the Plan.

          (r)   "Eligible Recipient" means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Code Section 409A, an Eligible Recipient means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

          (s)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (t)    "Exercise Price" means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

          (u)   "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on the New York Stock Exchange, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (3) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith and in accordance with Code Section 409A.

          (v)   "Option" means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

          (w)  "Other Cash-Based Award" means a cash Award granted to a Participant under Section 10 hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

          (x)   "Other Share-Based Award" means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

          (y)   "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 below, to receive grants of Options, Share Appreciation Rights, Restricted Shares, Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

          (z)   "Performance Goals" means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation (including total stockholder return, on an absolute basis or relative to a peer group or other index selected by the Committee); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectively determinable objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xvii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be subject to certification by the Committee; provided, that the Committee may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles (in each case, to the extent not inconsistent with Section 162(m) of the Code, if applicable).

          (aa) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (bb) "Restricted Shares" means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

          (cc) "Retirement" means a termination of a Participant's employment, other than for Cause, on or after the attainment of age 65.

          (dd) "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

          (ee) "Share Appreciation Right" means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

          (ff)  "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

 Section 3.    Administration.

          (a)   The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Code Section 162(m) (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Code Section 162(m)) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"). The Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Code Section 409A, it shall be awarded and/or issued or paid in a manner that will comply with Code Section 409A, including any applicable regulations or guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

          (b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

            (1)   to select those Eligible Recipients who shall be Participants;

            (2)   to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

            (3)   to determine the number of Shares to be covered by each Award granted hereunder;

            (4)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares and the conditions under which restrictions applicable to such Restricted Shares shall lapse, (ii) the Performance Goals and periods applicable to Awards (if any), (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares subject to each Award and (vi) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

            (5)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Shares or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

            (6)   to determine the Fair Market Value;

            (7)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant's employment for purposes of Awards granted under the Plan;

            (8)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

            (9)   to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

          (c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.    Shares Reserved for Issuance Under the Plan.

          (a)   Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is 12,492,683 shares. The aggregate Awards granted during any fiscal year to any single individual shall not exceed, subject to adjustment as provided in Section 5 herein: (i) 600,000 shares subject to Options or Share Appreciation Rights, (ii) 300,000 shares subject to Restricted Shares or Other Share-Based Awards (other than Stock Appreciation Rights) and (iii) $5,000,000 with respect to Other Cash-Based Awards.

          (b)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award other than Options and Share Appreciation Rights are withheld to cover taxes, such Shares shall not be treated as having been issued under the Plan and shall again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Share Appreciation Rights are withheld to cover taxes or the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Share-settled Share Appreciation Rights are exercised, the aggregate number of Shares subject to such Share Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards of Options and Share Appreciation Rights shall not be available for issuance under the Plan, but Shares tendered to cover applicable taxes on Awards other than Options and Share Appreciation Rights shall be available for issuance under the Plan.

Section 5.    Equitable Adjustments.

        In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. The Administrator's determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.    Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.    Options.

        (a)    General.    Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an "incentive stock option" within the meaning of Code Section 422.

        (b)    Exercise Price.    The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

        (c)    Option Term.    The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

        (d)    Exercisability.    Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

        (e)    Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

        (f)    Rights as Shareholder.    A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14 hereof.

        (g)    Termination of Employment or Service.

          (1)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant's death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (2)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (3)   In the event of the termination of a Participant's employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

        (h)    Other Change in Employment Status.    An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator.

Section 8.    Share Appreciation Rights.

        (a)    General.    Share Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

        (b)    Awards; Rights as Shareholder.    The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty

(60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

        (c)    Exercisability.

          (1)   Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

          (2)   Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

        (d)    Payment Upon Exercise.

          (1)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

          (2)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

          (3)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

        (e)    Termination of Employment or Service.

          (1)   In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

          (2)   In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

        (f)    Term.

          (1)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

          (2)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.    Restricted Shares.

        (a)    General.    Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period (as defined in paragraph (c) of this Section 9), if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

        (b)    Awards and Certificates.    The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Shares may, in the Company's sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

  The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

  Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company's sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

        (c)    Restrictions and Conditions.    The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

          (1)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant's termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant's death or Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as "performance-based compensation" under Code Section 162(m). Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

          (2)   Except as provided in Section 15 or in the Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period. Certificates for Shares of unrestricted Common Stock may, in the Company's sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

          (3)   The rights of Participants granted Restricted Shares upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

 Section 10.    Other Share-Based or Cash-Based Awards.

        (a)   The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

        (b)   With respect to Awards that are intended to be "qualified performance-based compensation" under Code Section 162(m), no payment shall be made to a Participant that is or is likely to become a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish other rules applicable to the Other Share- Based Awards and the Other Cash-Based Awards, provided, however, that such rules shall be in compliance with Code Section 162(m) to the extent applicable to any Covered Employee.

Section 11.    Accelerated Vesting In Connection With a Change in Control.

        (a)   Unless otherwise determined by the Administrator or as evidenced in an Award Agreement and except as provided in Section 11(b) below, in the event that a Change in Control occurs, then:

          (1)   any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

          (2)   the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

        Upon a Change in Control, the Committee may provide for the cancellation of all Awards then outstanding. Upon such cancellation, the Company shall make, in exchange for each such Award, a payment either in (i) cash, (ii) shares of the successor entity, or (iii) a combination of cash or shares, at the discretion of the Committee, and in each case as the Committee shall, in its sole discretion determine, in an amount per share subject to such Award equal to the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control over the per share Exercise Price, if any, of such Award.

        (b)   Notwithstanding anything to the contrary contained herein, unless otherwise determined by the Administrator or as evidenced in an Award Agreement or other agreement between the Company and a Participant, with respect to each Other Cash-Based Award granted to a Participant pursuant to the Company's annual incentive plan or program, in the event that a Change in Control occurs during an annual performance period, each Participant shall be entitled to receive on the date of the Change in Control a payment with respect to such annual incentive award calculated based on the actual performance of the applicable performance goals through the date of the Change in Control, as determined by the Administrator in its discretion, pro-rated based on the number of days of the annual performance period that have elapsed prior to and including the date of the Change in Control.

Section 12.    Amendment and Termination.

        The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Approval of the Company's shareholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 162(m), any rules of the stock exchange on which the Common Stock is traded or other applicable law.

        Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Section 5, the Administrator will not, however, modify any outstanding Option or Share Appreciation Right so as to specify a lower Exercise Price or grant price (and will not cancel an Option or Share Appreciation Right and substitute for it an Option or Share Appreciation Right with a lower Exercise Price or grant price), without the approval of the Company's shareholders. In addition, except as provided in Section 5, the Administrator may not cancel an outstanding Option or Share Appreciation Right whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company's shareholders. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 13.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.    Withholding Taxes.

        Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the federal, state and local taxes to be withheld and applied to the tax obligations. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 15.    Transfer of Awards.

        Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a

"Transfer") by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant's guardian or legal representative.

Section 16.    Continued Employment.

        The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17.    Effective Date.

        The Effective Date of the Plan, as amended, is June 10, 2014.

Section 18.    Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may remain outstanding beyond that date.

Section 19.    Code Section 409A.

        The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A.

Section 20.    Code Section 162(m).

        The Committee may not delegate its authority to establish Performance Goals, certify performance against the Performance Goals or take other actions with respect to awards that are intended to be "qualified performance-based compensation" under Code Section 162(m). Performance Goals shall be established in writing before the earlier of (i) the 90th day of the performance period or (ii) the date that 25% of the performance period has elapsed. The payment of Awards under the Plan that are subject to the achievement of Performance Goals (including any prorated Awards) shall occur no later than March 15 of the calendar year following the year in which the performance period ends. With respect to Awards intended to be "qualified performance-based compensation" under Code Section 162(m), the Committee shall not have the discretion to pay in excess of the amount earned based on the attainment of the Performance Goals as certified by the Committee.

Section 21.    Erroneously Awarded Compensation.

        The Plan and all Awards issued hereunder shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governances practices, as such policy may be amended from time to time.

Section 22.    Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 10, 2014. Meeting Information KAR AUCTION SERVICES, INC. Meeting Type: Annual For holders as of: April 16, 2014 Date: June 10, 2014 Time: 9:00 a.m., EDT Location: The Renaissance Indianapolis North Hotel 11925 North Meridian Street Carmel, Indiana 46032 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 M74652-P50542 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT FORM 10-K How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 27, 2014 to facilitate timely delivery. M74653-P50542 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

Voting Items THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. 1. Election of Directors: NOMINEES: 01) Ryan M. Birtwell 02) Brian T. Clingen 03) Donna R. Ecton 04) Peter R. Formanek 05) James P. Hallett 06) Mark E. Hill 07) Lynn Jolliffe 08) Michael T. Kestner 09) John P. Larson 10) Stephen E. Smith 2. To approve, on an advisory basis, the compensation of the Company's named executive officers. 3. To approve the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan. 4. To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014. M74654-P50542

M74655-P50542

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 M74618-P50542 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except Withhold All For All KAR AUCTION SERVICES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. ! ! ! 1. Election of Directors: NOMINEES: 01) Ryan M. Birtwell 02) Brian T. Clingen 03) Donna R. Ecton 04) Peter R. Formanek 05) James P. Hallett 06) Mark E. Hill 07) Lynn Jolliffe 08) Michael T. Kestner 09) John P. Larson 10) Stephen E. Smith Abstain Against For ! ! ! 2. To approve, on an advisory basis, the compensation of the Company's named executive officers. ! ! ! 3. To approve the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan. ! ! ! 4. To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ANNUAL MEETING OF STOCKHOLDERS OF KAR AUCTION SERVICES, INC. June 10, 2014 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.karauctionservices.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. . . Please detach along perforated line and mail in the envelope provided. M74619-P50542 PROXY KAR AUCTION SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 10, 2014 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Eric M. Loughmiller and Rebecca C. Polak, or each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of KAR Auction Services, Inc., held of record by the undersigned on April 16, 2014, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 9:00 a.m., EDT, at The Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032 on Tuesday, June 10, 2014. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy "FOR" Proposals 1, 2, 3 and 4 and in the discretion of the proxy holders on any other matter that may properly come before the meeting. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side)